                                                                   EXHIBIT 10.11
                            VALLEY CORPORATE CENTER
                            -----------------------

                             OFFICE BUILDING LEASE

                                    BETWEEN

                 THE ROCK GROUP AND PATRICIAN ASSOCIATES, INC.

                                  ("LANDLORD")

                                      AND

                                FILM ROMAN, INC.

                                  ("TENANT")

                               TABLE OF CONTENTS



                                                       PAGE
PARAGRAPH      TITLE                                    NO.
- ---------      -----                                   ----

1.       TERMS AND DEFINITIONS.......................    1

2.       PREMISES AND COMMON AREAS...................    2

3.       TERM........................................    3

4.       POSSESSION..................................    3

5.       MONTHLY BASIC RENT..........................    4

6.       RENTAL ADJUSTMENT...........................    4

7.       SECURITY DEPOSIT............................    7

8.       USE.........................................    8

9.       NOTICE......................................    8

10.      BROKERS.....................................    9

11.      HOLDING OVER................................    9

12.      TAXES ON TENANT'S PROPERTY..................    9

13.      CONDITION OF PREMISES.......................   10

14.      ALTERATIONS.................................   10

15.      REPAIRS.....................................   11

16.      LIENS.......................................   13

17.      ENTRY BY LANDLORD...........................   14

18.      UTILITY AND SERVICES........................   14

19.      BANKRUPTCY..................................   15

20.      INDEMNIFICATIONS AND EXCULPATION OF LANDLORD   15

21.      DAMAGE TO TENANT'S PROPERTY.................   16

22.      TENANT'S INSURANCE..........................   16

23.      DAMAGE OR DESTRUCTION.......................   18

24.      EMINENT DOMAIN..............................   20

25.      DEFAULTS AND REMEDIES.......................   20

26.      ASSIGNMENT AND SUBLETTING...................   22

27.      SUBORDINATION...............................   24


                                                       PAGE
PARAGRAPH      TITLE                                    NO.
- ---------      -----                                   ----
28.      ESTOPPEL CERTIFICATE........................   25

29.      HAZARDOUS MATERIALS.........................   26

30.      RULES AND REGULATIONS.......................   29

31.      CONFLICT OF LAWS............................   29

32.      SUCCESSORS AND ASSIGNS......................   29

33.      SURRENDER OF PREMISES.......................   29

34.      ATTORNEYS' FEES.............................   30

35.      PERFORMANCE BY TENANT.......................   30

36.      MORTGAGEE PROTECTION........................   30

37.      DEFINITION OF LANDLORD......................   30

38.      WAIVER......................................   30

39.      IDENTIFICATION OF TENANT....................   31

40.      PARKING.....................................   31

41.      FORCE MAJEURE...............................   31

42.      TERMS, HEADINGS AND CONSTRUCTION............   32

43.      NO OFFER....................................   32

44.      TIME........................................   32

45.      PRIOR AGREEMENT; AMENDMENTS.................   32

46.      SEVERABILITY................................   32

47.      RECORDING...................................   32

48.      LIMITATION ON LIABILITY.....................   33

49.      TRAFFIC IMPACT..............................   33

50.      MODIFICATION FOR LENDER OR GOVERNMENT.......   33

51.      FINANCIAL STATEMENTS........................   33

52.      QUIET ENJOYMENT.............................   33

53.      TENANT'S SIGNS..............................   34

54.      TRAFFIC AND ENERGY MANAGEMENT...............   34

55.      NO LIGHT, AIR OR VIEW EASEMENT..............   34

56.      TENANT AS CORPORATION OR PARTNERSHIP........   35

                                                       PAGE
PARAGRAPH      TITLE                                    NO.
- ---------      -----                                   ----
57.      [INTENTIONALLY OMITTED].....................   35

58.      COUNTERPARTS................................   35

59.      ARBITRATION OF DISPUTES.....................   35

60.      ADDENDA.....................................   37


EXHIBITS:

A-1  Outline of Floor Plan of Premises
A-2  Site Plan
B    Work Letter Agreement
C    Notice of Lease Term Dates
D    Standards for Utilities and Services
E    Sample Form of Tenant Estoppel Certificate
F    Rules and Regulations
G    Traffic and Parking Rates and Regulations
H    Form of Non-Disturbance Agreement

RIDER:

1.   Right of First Refusal to Lease Additional Space (First Floor South)
2.   Right of First Refusal to Lease Additional Space (Fourth Floor North)
3.   Options to Extend Term
4.   Relocation Right (First Floor North)
5.   Cancellation Right (First Floor North)
6.   Cancellation Right (Second Floor South)

                            VALLEY CORPORATE CENTER
                             OFFICE BUILDING LEASE
                             ---------------------


     THIS OFFICE BUILDING LEASE ("LEASE"), dated for reference purposes only as April 1, 1994, is between THE ROCK GROUP, a California general partnership and PATRICIAN ASSOCIATES, INC., a California corporation (collectively, "LANDLORD") and FILM ROMAN INC., a California corporation ("TENANT") for the following space contained within the building located at 12020 Chandler Boulevard, North Hollywood, California (the "BUILDING"): (i) the space consisting of 14,580 rentable square feet located in the northern section of the first floor of the Building as depicted on attached Exhibit A-1 ("FIRST FLOOR NORTH"), (ii) the
                                 -----------
space consisting of 17,143 rentable square feet located in the northern section of the second floor of the Building as depicted on attached Exhibit A-2 ("SECOND
                                                            -----------
FLOOR NORTH"), and (iii) the space consisting of 16,145 rentable square feet
               ---
located in the southern section of the second floor of the Building as depicted on attached Exhibit A-3, which will be improved in accordance with the terms and
            -----------
conditions of the Work Letter Agreement (attached hereto as Exhibit B) ("SECOND
                                                            ---------
FLOOR SOUTH"). The term "LEASED SPACE" as hereinafter used in this Lease shall mean, interchangeably, First Floor North, Second Floor North and/or Second Floor South. The term "PREMISES" shall mean, unless otherwise indicated, all of the Leased Space. The Building is part of the Building site, which includes the parking areas, parking structure and other improvements depicted on attached

Exhibit A-4 (collectively, the "PROJECT").
- -----------

1.   TERMS AND DEFINITIONS.
     ---------------------

     For the purposes of this Lease, the following terms shall have the following definitions:

     (a)  ADDRESSES:

          Landlord's Addresses: c/o The Lewis Company, 20969 Ventura Boulevard, Suite 216, Woodland Hills, CA 91364, Attn: Mr. John O. Lewis. A courtesy copy of all notices to Landlord under this Lease shall also be delivered to Patrician Associates, Inc., Attn: Southern California Equity Team, Fifth Floor, 711 High Street, Des Moines, Iowa 50392-1370.

          Tenant's address: 12020 Chandler Boulevard, Suite 200, North Hollywood, CA 91607; Attn: General Counsel.

     (b) APPROXIMATE RENTABLE SQUARE FEET: For purposes of determining the rentable area of the Premises, the parties agree that (A) the rentable square feet for First Floor North, Second Floor North and Second Floor South is as set forth above, or 47,868 total rentable square feet for the Premises, and (B) that Rentable Square Feet will also include an equitable apportionment of the Common Areas of the Building, the use or benefit of which Tenant may share with other tenant(s) occupying the Building.

     (c) BASE YEAR FOR OPERATING EXPENSES ("BASE YEAR"):  1994 calendar year.

     (d) BROKER(S):  For Tenant, Julian J. Studley, Inc.  For Landlord, None.

     (e) TERM:  April 1, 1994 ("TERM COMMENCEMENT DATE") through August 31,
1999.

     (f) EXHIBITS AND RIDERS:  Exhibits A through H, inclusive, and Riders 1
                               ----------         -
through 6, inclusive, all of which are attached to this Lease and are incorporated herein by this reference. Defined or initially capitalized terms in the attached documents have the same meaning as in this Lease unless otherwise expressly provided in those documents.

     (g) MONTHLY BASIC RENT (per rentable square foot):  For the First Floor
North:  One Dollar and Thirty-Five Cents ($1.35) for the Second Floor North:
One Dollar and Seventy Cents ($1.70); and for the Second Floor South: an amount equal to (i) One Dollar and Fifty Cents ($1.50) plus (ii) the Overage Amount (as defined in paragraph 6 of the Work

Letter Agreement) equally amortized over the initial Term based on an interest rate of nine percent (9%) per annum. Provided Tenant shall faithfully perform all of the material terms and conditions of this Lease, Basic Monthly Rent for Second Floor North shall abate during the twenty-sixth (26th) and twenty-seventh
(27th) months following the Term Commencement Date, and Basic Monthly Rent for Second Floor South shall abate on the second (2nd), third (3rd) and seventh
(7th) months following the Rent Commencement Date for Second Floor South (as defined in Subparagraph l(m), below). During such abatement periods, Tenant shall still be responsible for the payment of all other monetary obligations under this Lease. In the event of a default by Tenant resulting in the termination of this Lease, Landlord shall be entitled to recovery of the Basic Monthly Rent abated under this Subparagraph 1(g) as an element of damages, such Basic Monthly Rent shall not be deemed to have been forgiven or abated, but shall become immediately due and payable as unpaid rent which is earned at the date of termination.

     (h) PARKING: Four (4) vehicle parking spaces per one thousand square feet of rentable square feet of the Premises. Tenant shall be entitled to purchase additional vehicle parking spaces, to the extent available. During the first three (3) years of the Term only, such additional parking spaces may be purchased at the rate of Twenty Dollars ($20.00) per month per space, and thereafter such additional parking spaces may be purchased at the prevailing rate established by Landlord for the Project from time to time.

     (i) SECURITY DEPOSIT: An amount equal to Seventy-Three Thousand Forty Three and 60/100 Dollars ($73,043.60). Of the foregoing amount, $56,653.39 is on deposit with Landlord. On Lease execution, Tenant shall pay Landlord $16,390.21.

     (j) TENANT IMPROVEMENT ALLOWANCE:  See paragraph 6 of Work Letter
Agreement.

     (k) TENANT IMPROVEMENTS: As defined in Paragraph 1 of the Work Letter Agreement.

     (l) TENANT'S PERCENTAGE: Tenant's Percentage shall be equal to a fraction whose numerator is the number of rentable square feet within the Premises and whose denominator is the number of rentable square feet within the Building, which the parties agree for the purposes of this Lease to be 123,298 rentable square feet. Tenant's Percentage may vary from time to time during the Term to the extent of any permitted expansion or contraction of the Premises.

     (m) RENT COMMENCEMENT DATE: Notwithstanding subparagraph l(e), Tenant's obligation to pay Monthly Basic Rent shall commence as follows:

     For First Floor North and
      Second Floor North:           April 1, 1994; and

     For Second Floor South:        The date established pursuant to Paragraph 7
                                    of the Work Letter Agreement.

     (n) USE: General business office use for an animation studio, an animation studio and related purposes.

2.   PREMISES AND COMMON AREAS.
     -------------------------

     (a) Subject to all the provisions of this Lease, Landlord leases to Tenant and Tenant leases from Landlord the Premises, which include Second Floor South that is to be improved by Landlord with the Tenant Improvements described in the Work Letter Agreement, those Premises being agreed to have the rentable square feet designated in the first paragraph of this Lease.

     (b) Tenant shall have the nonexclusive right to use, in common with other present and future tenants in the Building, the following areas ("COMMON AREAS") appurtenant to the Premises, subject to the Rules and Regulations referred to in Paragraph 30 and to other reasonable rules and regulations which Landlord may deem advisable for the Common Areas (including without limitation the hours during which they are open for use):

          (i) The Building's common entrances, lobbies, rest rooms not within a suite, elevators, stairways and accessways, loading docks, ramps, drives and platforms and any passageways and serviceways thereto, and the common pipes, conduits, wires and appurtenant equipment serving the Premises;

          (ii) Loading and unloading areas, trash areas, parking areas, and similar areas and facilities appurtenant to the Building;

          (iii) The roadways, sidewalks, walkways, parkways, driveways and landscaped areas and similar areas and facilities within the lot on which the Building is located which are made available for the use or benefit of all Building tenants and their invitees and other visitors; and

          (iv) The parking areas and parking structure, including driveways and alleys and other improvements, as depicted on attached Exhibit A-4.
                                                       -----------

     (c) Landlord reserves the right from time to time without unreasonable interference with Tenant's use and, except in cases of emergency, with prior reasonable notice:

          (i) To install, use, maintain, repair and replace pipes, ducts, conduits, wires and appurtenant meters and equipment for service to other parts of the Building above the ceiling surfaces, below the floor surfaces, within the walls and in the central core areas, and to relocate any pipes, ducts, conduits, wires and appurtenant meters and equipment included in the Premises which are located in the Premises or located elsewhere outside the Premises, and to expand the Building and the Project;

          (ii) To make changes to the Common Areas, including, without limitation, changes in the location, size, shape and number of driveways, entrances, parking spaces, parking areas, loading and unloading areas, ingress, egress, direction of traffic, landscaped areas and walkways;

          (iii) To temporarily close or designate for other uses any of the Common Areas for purposes of improvement, maintenance or repair, so long as reasonable access to the Premises remains available;

          (iv) To use the Common Areas while engaged in making additional improvements, repairs or alterations to the Building or the Project, or any portion thereof; and

          (v) To do and perform such other acts can make such other changes in, to or with respect to the Common Areas, the Building or the Project as Landlord may deem to be appropriate.

3.   TERM.
     ----

     The Term shall be for the period designated in Subparagraph 1(e), beginning on the Term Commencement Date and ending on August 31, 1999, unless the Lease shall be terminated sooner as hereinafter provided. The Rent Commencement Date for Second Floor South, will be specified in Landlord's Notice of Lease Term Dates ("NOTICE"), substantially in the form of attached Exhibit "C", which
                                                        -----------
Landlord shall serve on Tenant upon completion of Second Floor South to Tenant under Paragraph 7 of the Work Letter Agreement.

4.   POSSESSION.
     ----------

     Tenant is in occupancy of First Floor North and Second Floor North. If the Rent Commencement Date for Second Floor South has not occurred within one hundred eighty (180) days after the date Tenant executes this Lease plus any Force Majeure Events (as defined in Paragraph 41, below) (the "OUTSIDE DATE"), Landlord shall not be liable to Tenant for any loss or damage resulting therefrom except to the extent caused by the gross negligence or willful misconduct of Landlord; however, Tenant may terminate this Lease by delivering written notice thereof to Landlord within thirty (30) days after the Outside Date (and Landlord shall be entitled without liability to Tenant to cease construction during the foregoing 30-day period pending Tenant's decision whether to terminate the Lease). Notwithstanding Paragraph 41 (Force Majeure), the Outside Date shall not be extended by delays in the procurement of governmental permits and/or licenses or delays caused by insurance adjusters' determination of loss and issuance of insurance proceeds. However, to the extent Landlord's inability to tender possession of Second Floor South to Tenant by the Outside Date is caused by Tenant's negligence or breach of this Lease or of the Work Letter Agreement, or by other delays (including without limitation those listed in Subparagraphs 7(a) through 7(e) of the Work Letter Agreement) caused by Tenant or its agents or contractors (collectively, "TENANT DELAYS") the Rent Commencement Date of Second Floor South for all purposes under this Lease shall be accelerated by the number of days of those Tenant Delays.

5.   MONTHLY BASIC RENT.
     ------------------

     (a) Tenant agrees to pay Landlord as Monthly Basic Rent for the Premises the Monthly Basic Rent designated in Subparagraph l(g) (subject to adjustment under Paragraph 6) in advance on the first day of each calendar month during the Term beginning on the Rent Commencement Date for each of the respective Leased Spaces, as set forth in paragraph 1(m), above. If the Rent Commencement Date for any Leased Space is other than the first day of a calendar month, then the rent for such Leased Space for such period shall be prorated in the proportion that the number of days this Lease is in effect during such period bears to thirty (30). In addition to the Monthly Basic Rent, Tenant agrees to pay as additional rental the amount of rental adjustments and other charges required by this Lease. In no event shall Monthly Basic Rent ever be less than the initial Monthly Basic Rent (other than during months of Monthly Basic Rent abatement as set forth in Paragraph 1(g), above). All rental shall be paid to Landlord, without prior demand and without any deduction or offset, in lawful money of the United States of America, at the address of Landlord designated in Subparagraph 1(a) or to such other person or at such other place as Landlord may from time to time designate in writing.

     (b) Rent and any other payments required to be made by Tenant to Landlord under this Lease shall be deemed to be and treated as rent and payable and recoverable as rent, and Landlord shall have the same rights against Tenant for default in any such payment as in the case of nonpayment of rent.

     (c) If Tenant fails to pay any installment of rent within five (5) days following the date due, and Landlord thereafter provides Tenant with written notice of such failure to pay and does not receive payment within two (2) business days after delivery of such notice, then Tenant shall pay to Landlord as additional rent a late charge equal to five percent (5%) of the amount due to compensate Landlord for the extra costs incurred as a result of such late payment. The parties agree that such late charge represents a fair and reasonable estimate of the costs that Landlord will incur by reason of late payment by Tenant. Acceptance of any late charge shall not constitute a waiver of the Tenant's default with respect to the overdue amount or prevent Landlord from exercising any other rights and remedies available to Landlord.

6.   RENTAL ADJUSTMENT.
     -----------------

     (a) For purposes of this Lease, the following terms are defined as follows:

          (i) "TENANT'S PERCENTAGE" shall have the meaning set forth in Subparagraph 1(1).

          (ii) "BASE YEAR EXPENSES" shall mean the actual amount of all Operating Expenses (as defined in Subparagraph 6(b)) incurred in the Base Year (as defined in subparagraph 1(c)).

          (iii) "ADDITIONAL EXPENSES" means Tenant's Percentage of the amount by which the estimated Operating Expenses to be incurred by Landlord in any Comparison Year (as defined below) exceed the Base Year Expenses.

          (iv) "HVAC COSTS" means all costs incurred in the operation, repair and maintenance of the systems for heating, ventilating and air conditioning the Building including, without limitation, supplies, materials, equipment, tools, and contracted services.

          (v) "TAXES AND ASSESSMENTS" shall mean: (1) Real property taxes and fees and expenses incurred in contesting the amount or validity of any real property tax; (2) Any assessment, fee, tax, levy, charge, penalty or similar imposition imposed by any authority, improvement district or special assessment district upon or in respect of the Premises, Building or Common Areas, including any such charges imposed for the use or occupancy of the Building or Premises, or upon this transaction or any document to which Tenant is a party; (3) Any new or increased assessment, tax, fee, levy or charge in substitution, partially or totally, of any assessment, tax, fee, levy or charge previously included under Subparagraphs 6(a)(v)(1) and (2), including without limitation, increases due to tax rate increases or reassessment of the Premises, Building, Common Areas, or Project for any reason; (4) Any tax or fee on personal property used in connection with the Building or Common Areas; and (5) All payroll taxes on salaries of on-site personnel used in the direct management, maintenance or operation of the Building or Common Areas.

          (vi) "INSURANCE COSTS" means all costs of premiums for insurance for which Landlord is responsible under this Lease and any insurance which any beneficiary or mortgagee with a lien affecting the Premises reasonably deems necessary in connection with the ownership or operation of the Building or Common Areas.

          (vii) "CAPITAL COSTS" means all costs incurred to make any capital improvements or structural repairs to the Building or Common Areas which: (1) reduce or limit Operating Expenses to the extent Operating Expenses are so reduced or limited; (2) are now or may hereafter be required by any statute, ordinance or regulation of any governmental or enforcement agency or the interpretation thereof; or (3) are needed to operate and maintain the Building or Common Areas at the same quality levels as prior to the improvement or repair including the amount of insurance deductibles (but excluding deductible amounts for earthquake insurance) applicable to capital repairs. Such costs shall be amortized over the useful life of such improvement or repair amortized in accordance with generally accepted accounting principles at an interest rate equal to Landlord's cost of funds.

          (viii) "COMPARISON YEAR" means the calendar year following the Base Year and each calendar year thereafter.

     (b) "OPERATING EXPENSES" shall consist of all direct costs of ownership, operation, repair or maintenance (including necessary supplies, material, tools and equipment) of the Building or Common Areas, and all indirect costs that are reasonably attributable to the operation, repair and maintenance of the Building and Common Areas, for any calendar year, including costs for the following by way of illustration, but not limitation:

          HVAC Costs; Taxes and Assessments; Insurance Costs; Capital Costs; utilities, such as water, sewer and electrical services and any costs connected with providing such utility services; janitorial service and window cleaning; waste disposal; parking facilities; elevator, plumbing and electrical systems; Common Areas signage; landscaping and gardening; security; and accounting, legal, administrative and consulting fees attributable to the Building.

          Operating Expenses shall also include costs incurred in the on-site management of the Building and Common Areas (including, without limitation, wages and salaries and related benefits for personnel to the extent used in the management, operation and maintenance of the Building or Common Areas, and Building management office rental and supplies) and a management fee equal to no more than four percent (4%) of the actual gross rental revenues to which Landlord is entitled to receive for the Building for the calendar year. For purposes of this Subparagraph 6(b), if the Building is less than ninety-five percent (95%) occupied, Operating Expenses shall be deemed to have been paid for ninety-five percent (95%) of the rentable square feet in the Building for a full calendar year.

     (c) In order that the rent payable during the Term reflects any Additional Expenses, Tenant shall pay Landlord as additional rent Tenant's Percentage of such excess Operating Expenses by the method and in accordance with the terms below.

     (d) As close as reasonably possible to the beginning of each Comparison Year, Landlord shall compute and deliver to Tenant an estimate of the Operating Expenses for that Comparison Year. If the estimated costs for the Comparison Year exceed the Operating Expenses for the Base Year, Tenant shall pay the Additional Expenses without further notice and in monthly installments of one-twelfth (1/12) of such estimate, on the first day of each calendar month, as additional rent. If Landlord has not furnished Tenant with a written estimate for that year, Tenant shall continue to pay Additional Expenses at the rate established for the preceding Comparison Year (if applicable), provided that when a written estimate of Operating Expenses for the current Comparison Year is delivered to Tenant, Tenant shall, on or before the next monthly payment date, pay all accrued and unpaid Additional Expenses based on the new estimate. After the end of the Base Year, Landlord shall compute and deliver to Tenant a statement of the actual Operating Expenses for the Base Year.

     (e) On or before May 1 of each Comparison Year after the first Comparison Year (or as soon thereafter as is practical), Landlord shall deliver to Tenant a statement (the "STATEMENT") setting out Tenant's actual Additional Expenses for the preceding Comparison Year. If Tenant's actual Additional Expenses for the previous Comparison Year differ from the total estimated monthly payments of Additional Expenses made by Tenant for such previous year, Tenant shall pay the amount of the deficiency within thirty (30) days of receipt of the statement or Landlord shall credit the difference, as the case may be; in the case of a credit due, Landlord shall credit against Tenant's next ensuing monthly installment(s) of rent an amount equal to the difference until the credit is exhausted. If a credit is due from Landlord on the last day of the Term, Landlord shall credit against any payments due from Tenant under this Lease an amount equal to the credit or, if no payments are due, or may become due from Tenant, Landlord shall pay Tenant the amount of the credit. If the dollar amount of Tenant's Percentage of actual Operating Expenses for any Comparison Year is less than the dollar amount of Tenant's Percentage of the Base Year Operating Expenses, Landlord shall not be required to pay the differential to Tenant. The obligations of Tenant and Landlord to make payments required under this Paragraph 6 shall survive the termination of this Lease.

     (f) If any dispute arises as to the accuracy of Operating Expenses as set forth in the Statement, Tenant shall nevertheless make payment in accordance with any notice given by Landlord, but Tenant shall have the right, after reasonable notice and at reasonable times, to inspect and photocopy Landlord's accounting records at Landlord's office in Woodland Hills, California. If, after such inspection and photocopying, Tenant continues to dispute the accuracy of the Statement, Tenant shall be entitled to retain an independent company or certified public accountant to audit and/or review Landlord's records to determine the proper amount of Tenant's Percentage of Additional Expenses. If such audit and/or review reveals that Landlord has overcharged Tenant, then within thirty (30) days after the results of such audit and/or review are made available to Landlord, Landlord shall reimburse Tenant the amount of such overcharge plus interest at the Interest Rate. If the audit and/or review reveals that Tenant was undercharged, then within thirty (30) days after the results of the audit are made available to Tenant, Tenant shall reimburse Landlord the amount of such undercharge plus interest thereon at the Interest Rate. If Landlord desires to contest such audit and/or review results, Landlord may do so by submitting the results of the audit and/or review to arbitration pursuant to Paragraph 59 below, within thirty (30) days of receipt of the results of the audit and/or review, and the arbitration shall be final and binding upon Landlord and Tenant. Tenant agrees to pay the cost of such audit and/or review, provided that, if the audit and/or review reveals that Landlord's determination of Tenant's Percentage of Additional Expenses as set forth in the Statement was in error in Landlord's favor by more than five percent (5%), Landlord shall pay the cost of such audit and/or review.

     (g) Additional Expenses due from Tenant in any Comparison Year which has less than 365 days because the Term expires on other than the last day of that Comparison Year shall be prorated on a per-day basis.

     (h) Notwithstanding anything to the contrary contained immediately above, as to each specific category of expense which one or more tenants of the Building either pays directly to third parties or actually reimburses Landlord (for example, separately metered utilities, property taxes directly reimbursed to Landlord, etc.) then each such expense which is actually paid or reimbursed shall not be included in "OPERATING EXPENSES" for purposes of this Paragraph 6. Tenant's Percentage for each such category of expense shall be adjusted by excluding from the denominator thereof the rentable square feet of all such tenants paying such category of expense directly to third parties or actually reimbursing same directly to Landlord. Moreover, if Tenant directly pays a third party or actually reimburses Landlord for any such category of expense, each such category of expenses which is paid or actually reimbursed by Tenant shall be excluded from the determination of Operating Expenses for Tenant to the extent such expense (after deduction of that portion paid or directly reimbursed by Tenant) was incurred with respect to space in the Building actually leased to other tenants. Further, "OPERATING EXPENSES" shall specifically exclude the following: (i) costs of Landlord's general corporate or partnership overhead and general administrative expenses; (ii) rental costs and other related expenses, if any, incurred in leasing air conditioning systems, elevators, or other equipment ordinarily considered to be of a capital nature (except reasonable cost savings of leasing equipment which is used in providing janitorial services exclusively to the Building, and which equipment is not affixed to the Building, and the total cost of leasing of equipment required by governmental or quasi-governmental authorities); (iii) costs incurred in connection with any environmental clean-up, response action, or remediation on, in, under, or about the Premises or the Project, including but not limited to costs and expenses associated with the defense, administration, settlement, monitoring, or management thereof, except to the extent such clean-up, response action, and/or remediation is necessitated by or through the acts or omissions of Tenant or its Agents; and (iv) costs incurred in any Comparison Year of any new items or categories of maintenance, operation, or repair to the extent such costs are not included in the Base Year Operating Expenses; provided, however, that this exclusion shall not include future new items or categories of maintenance, operation, or repair that in Landlord's reasonable judgment are (w) required as a result of new technology, (x) required as a result of changes in laws, statutes, ordinances, regulations, and/or governmental policies or the interpretation thereof, (y) necessitated in order to effectively and efficiently maintain, operate, or repair the Building, or (z) are similar to items or categories of maintenance, operation, or repair used or adopted by the owners or operators of similar general geographic vicinity of the Project.

7.   SECURITY DEPOSIT.
     ----------------

     The Security Deposit designated in Subparagraph 1(i) shall be held by Landlord as security for the faithful performance by Tenant of all of Tenant's obligations under this Lease. If Tenant breaches any obligation under this Lease, including, without limitation, under provisions relating to the payment of rent, Landlord may (but shall not be required to) use, apply or retain all or any part of the Security Deposit for the payment of any rent or any other sum in default, or for the payment of any other amount which Landlord may reasonably spend or become obligated to spend by reason of Tenant's default or to help to compensate Landlord for any other loss or damage which Landlord may suffer by reason of Tenant's default. If any portion of the Security Deposit is so used or applied, Tenant shall, upon demand, deposit cash with Landlord in an amount sufficient to restore the Security Deposit to its original amount. Tenant's failure to do so shall be a material breach of this Lease. Landlord shall not be required to keep the Security Deposit separate from its general funds, and Tenant shall not be entitled to interest on the Security Deposit. If Tenant shall fully and faithfully perform all of its obligations under this Lease, the Security Deposit or any balance thereof shall be returned to Tenant (or, at Landlord's option, to the last permitted assignee of Tenant's interests under this Lease) at the expiration of the Term, provided that Landlord may retain the Security Deposit until such time as any amount due from Tenant in accordance with Paragraph 6 has been determined and paid in full. If Landlord sells its interest in the Premises during the Term and if Landlord deposits with the purchaser of the Premises the then unappropriated portion of the Security Deposit in compliance with California Civil Code section 1950.7 and any successor statute thereto, Landlord shall be discharged from any further liability with respect to the Security Deposit.

8.   USE.
     ---

     (a) Tenant shall use the Premises only for the use set forth in Subparagraph 1(n), and shall not use or permit the Premises to be used for any other purpose without Landlord's prior written consent, which may be withheld in Landlord's sole and absolute discretion. Nothing contained herein shall be deemed to give Tenant any exclusive right to such use in the Building or shall be deemed to be a warranty by Landlord that the Premises are suitable for a particular use. Tenant shall not use or occupy the Premises in violation of any present or future applicable law, and shall, upon written notice from Landlord, discontinue any use of the Premises which is declared by any applicable governmental authority to be a violation of law. Tenant shall comply with any direction of any such governmental authority which shall, by reason of the nature of Tenant's use or occupancy of the Premises, impose any duty upon Tenant or Landlord with respect to the Premises or with respect to the use or occupation thereof. Tenant shall comply with all rules, orders, regulations and requirements of such generally recognized fire rating organization(s) as Landlord may specify from time to time. Tenant shall promptly, upon demand, reimburse Landlord for any additional insurance premium charged by reason of Tenant's failure to comply with the provisions of this Paragraph 8. Tenant shall take all steps required to ensure that neither Tenant nor its contractors or invitees (i) violate any governmental regulations, ordinances, or laws applicable to the Premises, (ii) do or permit anything to be done in or about the Premises which will in any way obstruct or interfere with the rights of other tenants or occupants of the Building, or injure or annoy them, (iii) use or allow the Premises to be used for any improper, immoral, unlawful or objectionable purpose, or (iv) cause, maintain or permit any nuisance in, on or about the Premises. Tenant shall comply with all present and future covenants, conditions, and restrictions or other restrictive covenants and obligations, whether or not of record, which affect the use and operation of the Premises, the Building, the Common Areas or the Project. Tenant shall not commit or suffer to be committed any waste in or upon the Premises and shall keep the Premises in first-class repair and appearance. Tenant shall not place a load upon the Premises exceeding the average pounds of live load per square foot of floor area specified for the Building by Landlord's architect, with partitions to be considered a part of the live load. Landlord reserves the right to prescribe the weight and position of all files, safes and heavy equipment which Tenant desires to place in the Premises so as to properly distribute the weight thereof. Further, Tenant's business machines and mechanical equipment which cause vibration or noise that may be transmitted to the Building structure or to any other space in the Building shall be so installed, maintained and used by Tenant as to eliminate such vibration or noise. Tenant shall be responsible for all structural engineering required to determine the structural load in the Premises.

     (b) Landlord shall not, without Tenant's prior written consent, lease any space in the Building to any tenant whose primary business in the Building is the operation of an animation production studio. The foregoing restriction is specifically subject to all existing and subsequently adopted laws which prohibit or modify such restriction. In addition, the foregoing restriction shall be of no further force or effect if at any time during the Term (a) the original Tenant executing this Lease and/or its affiliates (as defined below) are not in physical occupancy of all of the Premises, or (b) the Premises are not primarily used for the operation of the animation studio permitted in Subparagraph 1(n), above.

9.   NOTICE.
     ------

     Any notice, consent, or approval required or permitted to be given under this Lease must be in writing and may be given by personal delivery or by mail, and shall be deemed sufficiently given when actually received by the intended party, whether personally delivered or mailed by registered or certified mail, if to Tenant at the Premises, and if to Landlord at the addresses designated in Subparagraph 1(a). Either party may specify a different address for notice purposes by written notice to the other.

10.  BROKERS.
     -------

     Tenant warrants that it has had no dealings with any real estate broker or agent in connection with the negotiation of this Lease, except the Broker(s) (named in Subparagraph l(d)) whose commission shall be payable by Landlord. Tenant shall indemnify and defend Landlord from any cost, expense or liability for any compensation, fee, commission or charge claimed by any other party claiming by, through or on behalf of Tenant with respect to this Lease which claim is reduced to final non-appealable judgment or settled with Tenant's consent. Similarly, Landlord shall indemnify and defend Tenant from any cost, expense or liability for any compensation, fee, commission or charge claimed by any party claiming by, through or on behalf of Landlord with respect to this Lease which claim is reduced to final non-appealable judgment or settled with Landlord's consent. Notwithstanding the foregoing, neither party waives hereby the right to bring suit for equitable indemnity for any claims, damages, costs (including attorneys' fees), or liability as a result of and upon any third party claiming any compensation, fee, commission or charge based on the acts or omissions of the other party.

11.  HOLDING OVER.
     ------------

     Tenant shall vacate the Premises upon the expiration or earlier termination of this Lease. Tenant shall reimburse Landlord for and indemnify Landlord against all damages and liability which Landlord incurs from Tenant's delay in vacating the Premises, including, without limitation, claims by and liability to any succeeding tenant founded on such delay and any attorneys' fees and costs. If Tenant does not vacate the Premises upon the expiration or earlier termination of the Lease and Landlord thereafter accepts rent from Tenant, Tenant's occupancy of the Premises shall be a "month-to-month" tenancy, subject to all of the terms of this Lease applicable to a month-to-month tenancy, except that the Monthly Basic Rent then in effect shall be increased by twenty-five percent (25%).

12.  TAXES ON TENANT'S PROPERTY.
     --------------------------

     (a) Tenant shall be liable for and shall pay, at least ten (10) days before delinquency, all taxes levied against any personal property or trade fixtures placed by Tenant in or about the Premises. If any such taxes on Tenant's personal property or trade fixtures are levied against Landlord or Landlord's property or if the assessed value of the Premises is increased by the inclusion therein of a value placed upon such personal property or trade fixtures of Tenant and if Landlord, after written notice to Tenant, pays the taxes based upon such increased assessment, which Landlord shall have the right to do regardless of the validity thereof, but only under proper protest if requested by Tenant, Tenant shall, upon demand, repay to Landlord the taxes so levied against Landlord, or the portion of such taxes resulting from such increase in the assessment. In the event Tenant disputes the assessment of any taxes against any of Tenant's personal property or trade fixtures, Tenant shall be entitled to challenge such assessment, and, upon reasonable notice from Tenant, Landlord agrees to reasonably cooperate with Tenant in the challenge of any such assessment(s), provided such challenge and cooperation shall be at no cost or liability to Landlord.

     (b) If the Tenant Improvements in the Premises, whether installed by Landlord or Tenant, or paid for by Landlord or Tenant and whether or not affixed to the real property so as to become a part thereof, are assessed for real property tax purposes at a valuation higher than the valuation at which tenant improvements conforming to Landlord's Standards (as defined in the Work Letter Agreement) for other space in the Building are assessed, then the real property taxes and assessments levied against the Building by reason of such higher assessed valuation shall be deemed to be taxes levied against personal property of Tenant and shall be governed by the provisions of Subparagraph 12(a). If the records of the County Assessor are not available or sufficiently detailed to serve as a basis for determining whether the Tenant Improvements are subject to a higher valuation than improvements conforming to Landlord's Building Standards, the actual cost of construction shall be used.

     (c) Any assessment, tax, fee, levy or charge allocable to or measured by any payments to be made by Tenant under this Lease, including, without limitation, any gross income tax or excise tax levied by any governmental agency or political subdivision thereof with respect to the receipt of rent or other payments under a lease, or upon or with respect to the possession, leasing, operating, management, maintenance, alteration, repair, use or occupancy by Tenant of the Premises, or any portion thereof, shall be deemed to be taxes levied against personal property of Tenant and shall be governed by the provisions of Subparagraph 12(a). The foregoing shall not, however, include Landlord's federal, state, or local income taxes, franchise, or inheritance taxes.

13.  CONDITION OF PREMISES.
     ---------------------

     Tenant's taking of possession of the Premises shall conclusively establish that the Premises and the Building were in satisfactory condition at the time of that possession. Tenant accepts that from time to time there may be construction and improvement work by Landlord on other space in the Building and to the Common Areas and other portions of the Project, and that such work may cause intermittent noise, vibrations, or other temporary inconveniences; provided, however, Landlord will take steps reasonably necessary and feasible to minimize inconveniences to Tenant and Tenant's employees and visitors. Landlord warrants that (i) the Building is in compliance with The Americans with Disabilities Act of 1990 (the "ADA"), (ii) upon its completion, Second Floor South will be in compliance with the ADA, and (iii) as of the date of Landlord's completion of construction of First Floor North and Second Floor North, First Floor North and Second Floor North were in compliance with the ADA. Landlord shall pay for the costs of ADA compliance to the extent any of the foregoing warranties are not true. Similarly, Tenant shall pay for the cost of ADA compliance to the extent any Alterations are not in compliance with the ADA and/or to the extent any Alteration, Tenant's use of the Premises or any other portion of the Project results or resulted in any portion of the Building not being in compliance with the ADA.

14.  ALTERATIONS.
     -----------

     (a) Tenant shall make no alterations, additions, repairs or improvements (collectively, "ALTERATION(S)") to the Premises or any portion thereof without obtaining Landlord's prior written consent. Landlord's consent for any nonstructural Alteration to the interior of the Premises (collectively, "NON-STRUCTURAL ALTERATIONS") which does not involve the plumbing, electrical life-safety, HVAC, telecommunications or mechanical systems (collectively "BUILDING SYSTEMS") or any other structural components of the Building shall not be unreasonably withheld; provided, however, Landlord hereby consents to all Non-Structural Alterations during the Term, the cost of which does not exceed $5,000 for any Non-Structural Alteration and $15,000 in the aggregate of Non-Structural Alterations during any twelve (12) month period (collectively, "PERMITTED NON-STRUCTURAL ALTERATIONS"). Tenant shall, however, use its best efforts to provide Landlord with at least fifteen (15) days prior written notice of the commencement of installation or construction of such Permitted Non-Structural Alterations. Upon Landlord's demand at the expiration or earlier termination of the Term, all Permitted Non-Structural Alterations constructed without Landlord's prior written consent shall be removed by Tenant at Tenant's cost pursuant to Subparagraph 14(c), below, and all damage resulting from such removal shall be immediately repaired by Tenant. Consent for any type of Alteration (which is not a Non-Structural Alteration) may be withheld in Landlord's subjective discretion. Notwithstanding the other provisions of this Paragraph 14, Tenant may install normal office decorations (e.g., paintings) in the Premises without obtaining Landlord's consent. Upon submission of any request for approval of a proposed Alteration, Tenant may request Landlord to provide Tenant with binding notification whether or not Landlord will reserve the right to require the proposed Alteration to be removed by Tenant upon the expiration or earlier termination of this Lease. If Landlord approves the proposed Alteration and concurrently notifies Tenant that Landlord will reserve the right to require such removal, then Tenant shall, at Landlord's request, be required to remove such approved Alteration pursuant to Subparagraph 14(c), below (each, a "REMOVABLE ALTERATION"). If Landlord approves the proposed Alterations but fails to notify Tenant within fifteen (15) business days following Landlord's actual receipt of Tenant's proposal and request whether Landlord will reserve the right to require such removal, then Tenant shall not be required to remove that approved Alteration upon Tenant's surrender of the Premises.

     (b) Landlord may condition its consent to any type of Alteration on such requirements as Landlord may deem necessary in its subjective discretion, including without limitation: (i) the manner in which the work is to be done,
(ii) the right of approval over the entity which shall perform, or contract to perform, the work (which approval may be withheld if, among other things, that entity is not properly licensed under all applicable laws or if Landlord deems the insurance carried by that entity to be inadequate), (iii) the times during which the work is to be accomplished, (iv) the issuance at Tenant's sole cost of a performance or labor and material payment bond ensuring lien-free completion of the proposed Alterations, (v) delivery to Landlord of a set of plans for the proposed Alterations, or (vi) modification of the proposed Alterations to conform to Landlord's subjective opinion about the appearance of the proposed Alterations. Tenant shall give Landlord at least ten (10) days prior written notice of the expected commencement date of any work related to the Premises. Tenant shall be responsible for obtaining all permits required by law for all work done by Tenant under this Lease (excluding work Tenant performs, or shall cause to be performed, under the Work Letter Agreement which shall be obtained by or through Landlord) and Tenant warrants that such work shall comply with all applicable governmental laws, codes, or ordinances, including, without limitation, the ADA.

     (c) If upon the expiration or earlier termination of this Lease, (i) all or any part of Permitted Non-Structural Alterations, and (ii) all or any part of any Removable Alterations have not been removed by Tenant, then, at the option of Landlord and subject to paragraph 14(a), above, such Alterations shall either
(A) become the property of Landlord and remain and be surrendered with the Premises, or (B) be removed from the Premises and the Premises restored to their condition immediately before those Alterations were made, all by and at the expense of Tenant, or, at Landlord's option, Tenant shall pay to Landlord all of Landlord's reasonable costs of such removal and repair.

     (d) All articles of personal property and all business and trade fixtures, machinery and equipment, furniture and movable partitions owned by Tenant ("TENANT'S EFFECTS") shall be and remain the property of Tenant and may be removed by Tenant at any time during the Term when Tenant is not in material default under this Lease. If Tenant fails to remove all of Tenant's Effects from the Premises upon termination of this Lease, Landlord may, at its option, remove Tenant's Effects and store Tenant's Effects without liability to Tenant for loss of Tenant's Effects. Tenant agrees to pay Landlord upon demand any and all expenses incurred by Landlord in removing Tenant's Effects, including court costs, attorneys' fees and storage charges on Tenant's Effects, for any length of time that Tenant's Effects shall be in Landlord's possession. Landlord may, at its option, without notice, sell Tenant's Effects, or any of the same, at a private sale and without legal process, for such price as Landlord may obtain, and apply the proceeds of such sale to any amounts due under this Lease from Tenant to Landlord and to the expenses incident to the removal and sale of Tenant's Effects.

15.  REPAIRS.
     -------

     (a) Tenant shall keep, maintain and preserve the Premises in first-class condition and repair consistent with the permitted uses hereunder, and shall, when and if needed, at Tenant's sole cost and expense, make all repairs to the Premises and every part thereof, including, without limitation, the interior surfaces of the ceilings, walls and floors, all doors, all interior windows, leasehold improvements, all plumbing, pipes, and electrical wiring (which are not part of Building systems), light fixtures and bulbs, switches, furnishings, signs and special items and equipment installed by or at the expense of Tenant. Tenant may contract for its own janitorial services using a janitorial contractor acceptable to Landlord, in which case the cost of such services shall be credited (upon timely presentation of paid invoices and other reasonable documentation Landlord may require) to Tenant's Percentage. Landlord shall have no obligation to alter, remodel, improve, repair, decorate or paint the Premises or any part thereof. Tenant and Landlord affirm that Landlord has made no representations to Tenant respecting the condition of the Premises, the Building, the Common Areas, or the Project except as specifically set forth in this Lease.

     (b) Anything contained in Paragraph 15(a) to the contrary notwithstanding, Landlord shall promptly repair and maintain the structural portions of the Building and the Building Standard plumbing, heating, ventilating, air conditioning, elevator and electrical systems, unless such maintenance and repairs are required in part or in whole by the act, neglect or omission of Tenant, its agents, servants, employees or invitees, in which case Tenant shall pay to Landlord, as additional rent, the reasonable cost of such maintenance and repairs. Landlord will provide a building engineer to be available on an overtime basis. The costs of the building engineer shall be considered a component of Operating Expenses. However, if any services of the building engineer are required to address maintenance and repair specific to the Premises or Tenant's use of the Premises and which are not generally considered a component of in-common Operating Expenses (e.g., service calls to repair damage caused by Tenant's employees, duplicating charges for lost keys, etc.) to be borne pro rata by other tenants of the Building, the cost of those services will not be a component of Operating Expenses but will be billed directly to Tenant, and shall be due and payable as additional rent within ten (10) days after written demand therefor.

     (c) Landlord shall not be liable for any failure to make any such repairs or to perform any maintenance or service unless such failure shall persist for an unreasonable time after Landlord becomes aware of the need for such repairs or maintenance. Except as expressly provided in Paragraph 23 and Subparagraph 15(d), below, there shall be no abatement of rent and no liability of Landlord by reason of any injury to or interference with Tenant's business arising from the making of any repairs, alterations or improvements in or to any portion of the Building, the Premises, the Common Areas, or the Project or in or to fixtures, appurtenances and equipment therein. Tenant shall in any event provide Landlord with prompt written notice of the need for any repairs and/or maintenance. Subject to Subparagraph 15 (f), below, Tenant waives the right to make repairs at Landlord's expense under any law, statute or ordinance now or hereafter in effect. No provision of this Lease shall be construed as obligating Landlord to perform any repairs, alterations or decorations except as otherwise expressly provided under this Lease.

     (d) In the event that Tenant is prevented from using, and does not use, the Premises or any portion thereof, for five (5) consecutive business days as a result of any failure of Landlord to provide to the Premises any essential repairs to the Premises required of Landlord pursuant to Subparagraph 15(b), above, (the "REPAIRS ELIGIBILITY PERIOD"), then Tenant's rent shall be abated or reduced, as the case may be, during the period after expiration of the Repairs Eligibility Period that Tenant continues to be so prevented from using and does not use the Premises or a portion thereof, in the proportion that the rentable square feet of the portion of the Premises that Tenant is prevented from using, and does not use, bears to the total rentable square feet of the Premises. If Landlord disputes Tenant's claim regarding Tenant's right to abatement of rent under the provisions of this Subparagraph 15(c), Landlord shall be entitled to submit the dispute to binding arbitration pursuant to the procedures set forth in Paragraph 59, below. At the time of or during the pendency of such arbitration, as applicable, Tenant shall pay (if the cause for abatement has not then ceased) or shall have paid (if the cause for abatement has then ceased) at least fifty percent (50%) of the amount of abated Monthly Basic Rent and Additional Expenses in dispute and all of the Monthly Basic Rent and Additional Expenses not in dispute. Within five (5) business days after issuance of the arbitration decision, Tenant shall pay the amount of any underpayments to Landlord, and Landlord shall reimburse the amount of any overpayments to Tenant.

     (e) As between Landlord and Tenant, Landlord is recognized as the owner of telephone cable and related wiring serving the Premises (the "TELEPHONE CABLE") and situated in the Premises and the Common Areas. Tenant shall be responsible for the maintenance of all Telephone Cable within the Premises, and shall provide Landlord with access to the Premises to the extent necessary for Landlord to repair, maintain or replace all or any portion of the Telephone Cable. Tenant's access to the Common Areas for the purposes of installing and maintaining the Telephone Cable is conditioned upon Landlord's approval of Tenant's telephone service contract and appropriate insurance policies being obtained by the entity installing the Telephone Cable. Landlord shall not be responsible and shall have no liability for interruption in or failures of telephone service. Tenant shall abide by all reasonable, written and nondiscriminatory rules and regulations hereafter promulgated by Landlord regarding access to the Telephone Cable. Tenant shall indemnify, defend and hold Landlord harmless from and against any and all claims, losses, liabilities, costs and expenses, including, without limitation, actual attorneys' fees, incurred by Landlord and related to Tenant's access to the Common Areas or work in the Common Area in connection with the Telephone Cable.

     (f) Notwithstanding any provision set forth in this Section 15 to the contrary, if Tenant provides written notice (or oral notice in the event of an emergency such as damage or destruction to or of a structural component, or any electrical, plumbing, mechanical, life-safety, or telecommunications system of or in the Building (including but not limited to damage to the roof, or exterior window or door)) to Landlord of an event or circumstance which requires the action of Landlord with respect to repair and/or maintenance, and Landlord fails to provide such action within a reasonable period of time, given the circumstances, after the receipt of such notice, but in any event not later than twenty-one (21) days after receipt of such notice, then Tenant may proceed to take the required action upon delivery of an additional ten (10) business days' notice to Landlord specifying that Tenant is taking such required action (provided, however, that such additional notice shall not be required in the event of an emergency), and if such action was required under the terms of the Lease to be taken by Landlord and was not taken by Landlord within such ten (10) day period, then Tenant shall be entitled to prompt reimbursement by Landlord of Tenant's reasonable costs and expenses in taking such action. In the event Tenant takes such action, and such work will affect the Building Systems or the structural integrity of the Building, Tenant shall use only those contractors used by Landlord in the Building for work on such Building Systems or structural components unless such contractors are unwilling or unable to perform such work, in which event Tenant may utilize the services of any other qualified contractor which normally and regularly performs similar work in similar buildings. Further, if Landlord does not deliver a detailed written objection to Tenant within thirty (30) days after receipt of an invoice (together with reasonable supporting documentation) by Tenant of its costs of taking action which Tenant claims should have been taken by Landlord, and if such invoice and supporting documentation from Tenant sets forth a reasonably particularized breakdown of its costs and expenses in connection with taking such action on behalf of Landlord, then Tenant shall be entitled to deduct from Monthly Basic Rent payable by Tenant under the Lease, the amount set forth in such invoice. If, however, Landlord delivers to Tenant within thirty (30) days after receipt of Tenant's invoice, a written objection to the payment of such invoice, setting forth with reasonable particularity Landlord's reasons for its claim that such action did not have to be taken by Landlord pursuant to the terms of the Lease or that the charges are excessive (in which case Landlord shall pay the amount it contends would not have been excessive), then Tenant shall not be entitled to such deduction, but as Tenant's sole remedy, Tenant may proceed to claim a default by Landlord or, if elected by either Landlord or Tenant, the matter shall proceed to resolution by arbitration pursuant to the procedures set forth in Section 59, below [Arbitration of Disputes], and whose costs shall be paid for by the losing party, unless it is not clear that there is a "losing party," in which event the costs of arbitration shall be shared equally.

16.  LIENS.
     -----

     Tenant shall not permit any mechanics', materialmens' or other liens to be filed against the Building, the Project or against Tenant's leasehold interest in the Premises. Landlord shall have the right at all reasonable times to post and keep posted on the Premises any notices which it deems necessary for protection from such liens. If any such liens are filed, Landlord may, without waiving its rights and remedies based on such breach of Tenant and without releasing Tenant from any of its obligations, cause such liens to be released by any means it shall deem proper, including payments in satisfaction of the claim giving rise to such lien. Tenant shall pay to Landlord at once, upon notice by Landlord, any sum paid by Landlord to remove such liens, together with interest on that sum at (a) the maximum rate permitted by then-existing usury law, if applicable, or (b) if the then-existing usury law is not applicable, one and one-half percent (l-l/2%) per month ("INTEREST RATE") from the date of Landlord's payment.

17.  ENTRY BY LANDLORD.
     -----------------

     Landlord reserves and shall at all times have the right, upon prior notice of at least twenty-four (24) hours (except in case of emergency in which case no prior notice shall be required) to enter the Premises to inspect the same, to supply any service (other than janitor service) to be provided by Landlord to Tenant as required under this Lease, to show the Premises to prospective purchasers or tenants, to post notices of nonresponsibility, to alter, improve or repair the Premises or any other portion of the Building, without any such act being deemed an eviction of Tenant and without abatement of rent. Landlord may, in order to carry out such purposes, erect scaffolding and other necessary structures where reasonably required by the character of the work to be performed. Tenant waives any claim for damages for any injury or inconvenience to or interference with Tenant's business, any loss of occupancy or quiet enjoyment of the Premises, and any other loss in, upon and about the Premises resulting from any entry permitted under this paragraph. Landlord shall at all times have and retain a key with which to unlock all doors in the Premises, excluding Tenant's vaults and safes. Landlord shall have the right to use any and all means which Landlord may deem proper to open any door in an emergency in order to obtain entry to or within the Premises. Any entry to the Premises obtained by Landlord by any means shall not be deemed to be a forcible or unlawful entry into the Premises, or an eviction of Tenant from the Premises or any portion thereof, and any damages caused on account thereof shall be paid by Tenant if that entry was caused by the acts or omissions of Tenant, its agents or contractors. Landlord shall provide Tenant with prompt notice of any defects in the Building actually known to Landlord which affect Tenant's use of the Premises.

18.  UTILITY AND SERVICES.
     --------------------

     (a) Provided that Tenant is not in default under this Lease, Landlord agrees to furnish or cause to be furnished to the Premises the utilities and services as described in the Standards for Utilities and Services attached hereto as Exhibit "D". Landlord's failure to furnish any of the foregoing items
          -----------
shall not result in any liability of Landlord when such failure is caused by (i) accident, breakage or repairs; (ii) strikes, lockouts or other labor disturbance or labor dispute of any character; (iii) governmental regulation, moratorium or other governmental action; (iv) inability despite the exercise of reasonable diligence to obtain electricity, water or fuel; or (v) any other cause beyond Landlord's reasonable control. In addition, Tenant shall not be entitled to any abatement or reduction of rent by reason of such failure (whether such failure affects elevator or HVAC services or otherwise), no eviction of Tenant shall result from such failure, and Tenant shall not be relieved from the performance of any covenant or agreement in this Lease because of such failure. In the event of any failure, stoppage or interruption thereof, Landlord shall diligently attempt to resume service promptly. If Tenant requires or utilizes more water or electrical power than is considered reasonable or normal by Landlord or HVAC at times other than those hours set forth on attached Exhibit
                                                                       -------
D, Landlord may at its option require Tenant to pay, as additional rent, the cost, as fairly determined by Landlord, incurred by such extraordinary usage or after-hours HVAC. In addition, Landlord may install separate meter(s) for all or part of the Premises, at Tenant's sole expense, and Tenant thereafter shall pay all sub-metered utility charges and Landlord shall make a commensurate Operating Expenses adjustment to account for the fact Tenant is directly paying such metered charges. Any incandescent light bulbs installed in the Premises shall be paid by Tenant. Tenant shall pay for all telephone service to the Premises and shall contract directly with the providing company for such service, and Landlord shall have no responsibilities in connection therewith. Notwithstanding the foregoing, Landlord reserves the right from time to time to make reasonable and nondiscriminatory modifications to the above standards for utilities and services.

     (b) In the event that Tenant is prevented from using, and does not use, the Premises or any portion thereof, for five (5) consecutive business days (the "UTILITIES ELIGIBILITY PERIOD") as a result of any failure of Landlord to provide to the Premises any essential utilities to be provided by Landlord pursuant to this Paragraph 18, then Tenant's rent shall be abated or reduced, as the case may be, during the period after expiration of the Utilities Eligibility Period that Tenant continues to be so prevented from using and does not use the Premises or a portion thereof, in the proportion that the rentable square feet of the portion of the Premises that Tenant is prevented from using, and does not use, bears to the total rentable square feet of the Premises. If Landlord disputes Tenant's claim regarding Tenant's right to abatement of rent under the provisions of this Subparagraph 18(b), Landlord shall be entitled to submit the dispute to binding arbitration pursuant to the procedures set forth in Paragraph 59, below. At the time of or during the pendency of such arbitration, as applicable, Tenant shall pay (if the cause for abatement has not then ceased) or shall have paid (if the cause for abatement has then ceased) at least fifty percent (50%) of the amount of abated Monthly Basic Rent and Additional Expenses in dispute and all of the Monthly Basic Rent and Additional Expenses not in dispute. Within five (5) business days after issuance of the arbitration decision, Tenant shall pay the amount of any underpayments to Landlord, and Landlord shall reimburse the amount of any overpayments to Tenant.

19.  BANKRUPTCY.
     ----------

     If Tenant shall file a petition in bankruptcy under any provision of the Bankruptcy Code as then in effect, or if Tenant shall be adjudicated a bankrupt in involuntary bankruptcy proceedings and such adjudication shall not have been vacated within thirty (30) days from the date thereof, or if a receiver or trustee of Tenant's property shall be appointed and the order appointing such receiver or trustee shall not be set aside or vacated within thirty (30) days after the entry thereof, or if Tenant shall assign Tenant's estate or effects for the benefit of creditors (collectively, "ACTS OF INSOLVENCY"), or if this Lease shall, by operation of law or otherwise, pass to any person or persons other than Tenant, then in any such event Landlord may terminate this Lease, if Landlord so elects, with or without notice of such election and with or without entry or action by Landlord. In such case, notwithstanding any other provisions of this Lease, Landlord, in addition to any and all rights and remedies allowed by law or equity, shall, upon such termination, be entitled to recover damages in the amount provided in Subparagraph 25(b), and neither Tenant nor any person claiming through or under Tenant or by virtue of any statute or order of any court shall be entitled to possession of the Premises but shall immediately surrender the Premises to Landlord. Nothing contained herein shall limit or prejudice the right of Landlord to recover, by reason of any such termination, damages equal to the maximum allowed by any statute or rule of law in effect at the time when, and governing the proceedings in which, such damages are to be proved, whether or not such damages are greater, equal to or less than the amount of damages otherwise recoverable under the provisions of this Paragraph 19.

20.  INDEMNIFICATIONS AND EXCULPATION OF LANDLORD.
     --------------------------------------------

     (a) Tenant shall indemnify, defend and hold Landlord and its respective constituent partners harmless from all liability, claims and losses arising from Tenant's use of the Premises or the conduct of its business or from any activity, world or thing done, permitted or suffered by Tenant in or about the Premises, the Building, the Common Areas or any other part of the Project. Tenant shall further indemnify, defend and hold Landlord and its respective constituent partners harmless from all liability, claims and losses arising from any breach or default in the performance of any obligation to be performed by Tenant under this Lease, or arising from any act, neglect, fault or omission of Tenant or of its agents, employees, or contractors, and from and against all costs, attorneys' fees, expenses and liabilities incurred in, or arising out of, such claim or any action or proceeding brought thereon. In case any action or proceeding shall be brought against Landlord by reason of any such claim, Tenant, upon notice from Landlord, shall defend the same at Tenant's expense by counsel approved in writing by Landlord. Tenant, as a material part of the consideration to Landlord, hereby assumes all risk of damage to property or injury to persons in, upon or about the Premises from any cause whatsoever except that which is caused by the gross negligence or willful misconduct of Landlord or Landlord's breach of this Lease. Tenant hereby waives all its claims in respect thereof against Landlord.

     (b) Neither Landlord nor any partner, co-tenant, director, officer, agent or employee of Landlord shall be liable to Tenant or its partners, directors, officers, contractors, agents, employees, invitees, sublessees or licensees for any loss, injury or damage to Tenant or to any other person, or to its or their property, except to the extent such injury, damage or loss is caused by the gross negligence or willful misconduct of Landlord or its employees in the operation or maintenance of the Premises or the Building. Further, neither Landlord nor any partner, co-tenant, director, officer, agent or employee of

Landlord shall be liable (i) for any such damage caused by other tenants or persons in or about the Building; or (ii) for consequential or incidental damages (including, without limitation, lost profits) arising out of any loss of the use of the Premises or any equipment or facilities therein by Tenant or any person claiming through or under Tenant.

     (c) Landlord shall indemnify, defend and hold Tenant harmless from and against, any injury to persons or damage to property located on the Premises or Project (but not for injury to, or interference with, Tenant's business or for consequential damages), to the extent such damage or injury arises or results from the gross negligence or willful misconduct of Landlord; provided, however, that Landlord's indemnity shall not apply or extend to any such damage or injury which is covered by insurance maintained by Tenant hereunder (or would have been covered had Tenant obtained the insurance as required under this Lease). In case any action or proceeding is brought against Tenant by reason of any such injury or damage indemnified by Landlord as set forth hereinabove, Landlord, upon notice from Tenant, shall defend the same at Landlord's expense by counsel approved in writing by Tenant, which approval shall not be unreasonably withheld.

21.  DAMAGE TO TENANT'S PROPERTY.
     ---------------------------

     Subject to the provisions of Paragraph 20, neither Landlord nor its agents shall be liable for (i) any damage to any property entrusted to employees of Tenant, (ii) loss or damage to any property by theft or otherwise, or (iii) any injury or damage to persons or property resulting from fire, explosion, falling plaster or other improvements, steam, gas, electricity, water or rain which may leak from any part of the Building or from any latent defect in the Premises or in the Building or from the pipes, appliances or plumbing work in the Building or from the roof, street or subsurface or from any other place or resulting from dampness or any other cause whatsoever. Except as expressly provided otherwise in this Lease, neither Landlord nor its agents shall be liable for interference with light or other property rights. Tenant shall give prompt notice to Landlord in case of fire or accidents in the Premises or in the Building or of defects in the Premises or the Building or in any fixtures or equipment.

22.  TENANT'S INSURANCE.
     ------------------

     (a) Tenant shall, during the Term and any other period of occupancy, at its sole cost and expense, keep in full force the following insurance:

          (i) Standard form property insurance insuring against all-risk perils ("ALL-RISK") and sprinkler leakage. This insurance policy shall be upon all property owned by Tenant, for which Tenant is legally liable or that was installed at Tenant's expense, and which is located in the Building including, without limitation, furniture, fittings, installations, fixtures (other than tenant improvements installed by Landlord or which Landlord otherwise permits Tenant to install pursuant to Paragraph 14, above), and any other personal property, in an amount not less than the full replacement cost thereof. If there is a dispute as to the amount which comprises full replacement cost, the decision of Landlord or any mortgagees of Landlord shall be conclusive. This insurance policy shall also cover direct or indirect loss of Tenant's earnings attributable to Tenant's inability to use fully or obtain access to the Premises or Building in an amount which will properly reimburse Tenant. Such policy shall name Landlord and any mortgagees of Landlord as insured parties, as their respective interests may appear.

          (ii) Commercial General Liability Insurance insuring Tenant against any liability arising out of the lease, use, occupancy or maintenance of the Premises and all areas appurtenant thereto. Such insurance shall be in the amount of $5,000,000 Combined Single Limit for injury to, or death of one or more persons in an occurrence, and for damage to tangible property in an occurrence. The policy shall insure the hazards of the Premises and Tenant's operations thereon, independent contractors, and contractual liability (covering the indemnity contained in Paragraph 20), and shall (1) name Landlord and Landlord's lender(s) and mortgagee(s) as additional insureds, (2) contain a cross-liability provision, and (3) contain a provision that the insurance provided Landlord under this Subparagraph

22(a)(ii) shall be primary and non-contributing with any other insurance available to Landlord.

          (iii) Workers' Compensation and Employer's Liability insurance as required by state law.

          (iv) Any other form or forms of insurance which Tenant or Landlord or any mortgagees of Landlord may reasonably require from time to time in form, in amounts, and for insurance risks against which a prudent tenant would protect itself.

     (b) All policies shall be written in a form satisfactory to Landlord and shall be maintained with insurance companies holding a General Policyholders Rating of "A" and a Financial Rating of "X" or better, as set forth in the most current issue of Best's Insurance Guide. Within ten (10) days after the execution of this Lease and before occupying the Premises, Tenant shall deliver to Landlord copies of policies or certificates evidencing the existence of the amounts and forms of coverage satisfactory to Landlord. No such policy shall be cancellable or reducible in coverage without at least thirty (30) days prior written notice to Landlord. Tenant shall, at least ten (10) days before the expiration of such policies, furnish Landlord with renewals or "binders" thereof, or Landlord may order such insurance and charge the cost thereof to Tenant as additional rent. If Landlord obtains any insurance that is the responsibility of Tenant under this Paragraph 22, Landlord shall deliver to Tenant a written statement setting forth the cost of any such insurance and showing in reasonable detail the manner in which it has been computed.

     (c) During the Term, Landlord shall insure the full replacement value of the Building (excluding any property which Tenant is obligated to insure under Subparagraphs 22(a) and (b)) against damage with All-Risk insurance and public liability insurance, all in such amounts and with such deductibles as Landlord considers appropriate. The insurance carried by Landlord hereunder shall be maintained with insurance companies holding a General Policyholders Rating of "A" and a Financial Rating of "X" or better, as set forth in the most current issue of Best's Insurance Guide. Landlord may, but shall not be obligated to, obtain and carry any other form or forms of insurance (including, without limitation, earthquake coverage) as it or Landlord's mortgages may determine advisable. Notwithstanding any contribution by Tenant to the cost of insurance premiums as provided under this Lease, Tenant acknowledges that it has no right to receive any proceeds from any insurance policies carried by Landlord.

     (d) Tenant will not keep, use, sell or offer for sale in or upon the Premises any article which may be prohibited by any insurance policy periodically in force covering the Building. If Tenant's use of the Premises, whether or not Landlord has consented to the same, results in any increase in premiums for the insurance periodically carried by Landlord with respect to the Building, Tenant shall pay any such increase in premiums as additional rent within ten (10) days after being billed therefor by Landlord. In determining whether increased premiums are a result of Tenant's use of the Premises, a schedule issued by the organization computing the insurance rate on the Building or the Tenant Improvements showing the various components of such rate shall be conclusive evidence of the several items and charges which make up such rate. Tenant shall promptly comply with all reasonable requirements of the insurance authority or any present or future insurer relating to the Premises.

     (e) If any of Landlord's insurance policies shall be canceled or cancellation shall be threatened or the premium or coverage thereunder changed or threatened to be changed in any way because of the use of the Premises or any part thereof by Tenant or any assignee or subtenant of Tenant or by anyone Tenant permits on the Premises and, if Tenant fails to remedy the condition giving rise to such threatened or actual cancellation, or threatened or actual change in coverage or premiums, then, within five (5) business days after written notice thereof, Landlord may, at its option, either terminate this Lease or enter upon the Premises and attempt to remedy such condition, and Tenant shall promptly pay the cost thereof to Landlord as additional rent. Landlord shall not be liable for any damage or injury caused to any property of Tenant or of others located on the Premises resulting from such entry. If Landlord is unable or elects not to remedy such condition, then Landlord shall have all of the remedies for a Tenant default provided for in this Lease.

     (f) All policies of insurance required hereunder shall include a clause or endorsement denying the insurer any rights of subrogation against the other party to the extent rights have been waived by the insured before the occurrence of injury or loss. Landlord and Tenant waive any rights of recovery against the other for injury or loss due to hazards covered by policies of insurance containing such a waiver of subrogation clause or endorsement to the extent of the injury or loss covered thereby.

23.  DAMAGE OR DESTRUCTION.
     ---------------------

     (a) Loss Covered By Insurance.  If, at any time prior to the expiration or
         -------------------------
termination of this Lease, the Premises are wholly or partially damaged or destroyed by a casualty, which loss to Landlord is (except for any applicable deductible) fully covered by insurance maintained by Landlord or for Landlord's benefit, which casualty renders the Premises totally or partially inaccessible or unusable by Tenant in the ordinary conduct of Tenant's business, then:

          (i) Repairs Which Can Be Completed Within Six (6) Months.  Within
              ----------------------------------------------------
twenty (20) business days after Landlord's receipt of notice of such damage or destruction, Landlord shall provide Tenant with notice of its determination of whether the damage or destruction can be repaired within six (6) months of such damage or destruction without the payment of overtime or other premiums. If all repairs to such Premises can, in Landlord's judgment, be completed within six
(6) months following the date of such damage or destruction without the payment of overtime or other premiums, Landlord shall, at Landlord's expense, repair the same, and this Lease shall remain in full force and effect and a proportionate reduction of the Basic Monthly Rent shall be allowed Tenant for such portion of the Premises as shall be rendered inaccessible or unusable to Tenant, and which is not used by Tenant, during the period of time that such portion is unusable or inaccessible and not used by Tenant.

          (ii) Repairs Which Cannot Be Completed Within Six (6) Months.  If all
               -------------------------------------------------------
such repairs to the Premises cannot, in Landlord's judgment, be completed within six (6) months following the date Landlord receives notice of such damage or destruction without the payment of overtime or other premiums, Landlord shall notify Tenant of such determination and Tenant may, at its option, upon written notice to Landlord given within twenty (20) business days after Landlord's delivery to Tenant of the notice of such damage or destruction, elect to terminate this Lease as of the date of the occurrence of such damage or destruction. In the event that Tenant does not elect to terminate this Lease in accordance with the foregoing provisions, then Landlord shall, at Landlord's expense, repair such damage or destruction, and in such event, this Lease shall continue in full force and effect but the Basic Monthly Rent shall be proportionately reduced as provided in Paragraph 23(a)(i), above; provided, however, that if any such repair is not commenced by Landlord within ninety (90) days after Landlord's receipt of notice of such damage or destruction or is not substantially completed by Landlord within nine (9) months after Landlord's receipt of notice of such damage or destruction, then in either such event Tenant may, at its option, upon written notice to Landlord, elect to terminate this Lease as of the date of the occurrence of such damage or destruction.

     (b) Loss Not Covered By Insurance.  If, at any time prior to the expiration
         -----------------------------
or termination of this Lease, the Premises are totally or partially damaged or destroyed from a casualty, which loss to Landlord is not fully covered (except for any deductible) by insurance maintained by Landlord or for Landlord's benefit and such loss was not required to be insured by Landlord or for Landlord's benefit, and, which damage renders the Premises inaccessible or unusable to Tenant in the ordinary course of its business, Landlord may, at its option, upon written notice to Tenant within twenty (20) business days after notice to Landlord of the occurrence of such damage or destruction, elect to repair or restore such damage or destruction, or Landlord may elect to terminate this Lease so long as Landlord terminates every other lease in the Building which was similarly affected by the casualty. If Landlord elects to repair or restore such damage or destruction, this Lease shall continue in full force and effect but the Basic Monthly Rent shall be proportionately reduced as provided in Paragraph 23(a)(i). If Landlord does not elect by notice to Tenant to repair such damage the Lease shall terminate. Notwithstanding the foregoing, if all repairs to the Premises cannot, in Landlord's reasonable judgment, be completed within nine (9) months following the date of Landlord's receipt of notice of such damage or destruction without the payment of overtime or other expenses, then either Landlord or Tenant may at its option, upon written notice to the other party given within thirty (30) days after Landlord's receipt of notice of such damage or destruction, elect to terminate this Lease as of the date of the occurrence of such damage or destruction.

     (c) Destruction During Final Year.  Notwithstanding anything to the
         -----------------------------
contrary contained in Paragraphs 23(a) and 23(b), if the Premises or the Building are wholly or partially damaged or destroyed within the final twelve
(12) months of the Term so that Tenant shall be prevented from using the Premises for thirty (30) consecutive days due to such damage or destruction, then either Landlord or Tenant may, at its option, by notice to the other party within thirty (30) days after Landlord's notice of such damage or destruction, elect to terminate the Lease.

     (d) Destruction of Tenant's Personal Property, Tenant Improvements or
         -----------------------------------------------------------------
Property of Tenant's Employees.  In the event of any damage to or destruction of
- ------------------------------
the Premises or the Building, under no circumstances shall Landlord be required to repair any injury, or damage to, or make any repairs to or replacements of, Tenant's personal property or trade fixtures or any other items not required to be insured by Landlord. However, as part of Operating Expenses, Landlord shall cause to be insured the Tenant Improvements and Alterations permitted by Landlord which do not consist of Tenant's personal property or trade fixtures and shall cause such Tenant Improvements and Alterations to be repaired and restored at Landlord's expense, except that Tenant shall pay for such portion which is covered by the deductible. Landlord shall have no responsibility for any contents placed or kept in or on the Premises or the Building by Tenant or Tenant's Agents.

     (e) Except as provided otherwise in this Lease, upon any termination of this Lease under any of the provisions of this Paragraph 23, the parties shall be released without further obligation to the other from the date possession of the Premises is surrendered to Landlord except for items which have previously accrued and are then unpaid.

     (f) In the event of repair, reconstruction or restoration by Landlord as provided in this Paragraph 23, the rent payable under this Lease shall be abated proportionately to the degree to which Tenant's use of the Premises is impaired during the period of such repair, reconstruction or restoration; provided that there shall be no abatement of rent if such damage is the result of the negligence or intentional wrongdoing of Tenant or its agents, employees, contractors or invitees. Except for abatement of Basic Monthly Rent as expressly set forth above, Tenant shall not be entitled to any compensation or damages for (i) loss in the use of the whole or any part of the Premises or (ii) any inconvenience or annoyance occasioned by such damage, repair, reconstruction or restoration. Tenant shall not be released from any of its obligations under this Lease except to the extent and upon the conditions expressly stated in this Paragraph 23.

     (g) Notwithstanding anything to the contrary contained in this Paragraph 23, Landlord shall not have any obligation whatsoever to repair, reconstruct or restore the Premises when the damage resulting from any casualty covered under this Paragraph 23 occurs during the last twelve (12) months of the Term.

     (h) The provisions of Civil Code section 1932, subsection 2, and section 1933, subsection 4, which permit termination of a lease upon destruction of the leased premises, are hereby waived by Tenant, and the provisions of this Lease shall govern in case of such destruction. Except as provided otherwise in this Lease, Tenant shall not be released from any of its obligations under this Lease, the rent and other expenses payable by Tenant under this Lease shall not abate, and Landlord shall have no liability to Tenant for any damage or destruction to the Premises or the Building or any inconvenience or injury to Tenant by reason of any maintenance, repairs, alterations, decoration, additions or improvements to the Premises, Building, or Project.

24.  EMINENT DOMAIN.
     --------------

     (a) If all of the Premises, or such part thereof as shall substantially interfere with Tenant's use and occupancy thereof, shall be taken for any public or quasi-public purpose by any lawful power or authority by exercise of the right of appropriation, condemnation or eminent domain, or sold to prevent such taking, either party shall have the right to terminate this Lease effective as of the date possession is required to be surrendered to such authority. Tenant shall not assert any claim against Landlord or the taking authority for any compensation because of such taking, and Landlord shall be entitled to receive the entire amount of any award without deduction for any estate or interest of Tenant. If the amount of property or the type of estate taken does not substantially interfere with the conduct of Tenants business, Landlord shall be entitled to the entire amount of the award without deduction for any estate or interest of Tenant, Landlord shall restore the Premises to substantially their same condition before the partial taking, and a proportionate allowance shall be made to Tenant for the rent corresponding to the time during which, and to the part of the Premises of which, Tenant shall be so deprived on account of such taking and restoration. Nothing contained in this subparagraph shall be deemed to give Landlord any interest in any award made to Tenant for the taking of personal property and fixtures belonging to Tenant.

     (b) In the event of taking of the Premises or any part thereof for temporary use, (i) this Lease shall be and remain unaffected thereby and rent shall not abate, and (ii) Tenant shall be entitled to receive for itself such portion or portions of any award made for such use with respect to the period of the taking which is within the Term, provided that if such taking shall remain in force at the expiration or earlier termination of this Lease, Tenant shall then pay to Landlord a sum equal to the reasonable cost of performing Tenant's obligations under Paragraph 14 with respect to surrender of the Premises and upon such payment shall be excused from such obligations. For purpose of this Subparagraph 24(b), a temporary taking shall be defined as a taking for a period of 180 days or less.

25.  DEFAULTS AND REMEDIES.
     ---------------------

     (a) The occurrence of any one or more of the following events shall constitute a default hereunder by Tenant:

          (i) Abandonment of the Premises by Tenant. Notwithstanding the provisions of Civil Code section 1951.3, "ABANDONMENT" means any absence by Tenant from the Premises for five (5) days or longer while in default of any provision of this Lease.

          (ii) The failure by Tenant to make any payment of rent or additional rent or any other payment required to be made by Tenant under this Lease, as and when due, where such failure shall continue for a period of three (3) business days after written notice thereof from Landlord to Tenant; provided, however, that any such notice shall be in lieu of, and not in addition to, any notice required under Code of Civil Procedure section 1161 regarding unlawful detainer actions.

          (iii) The failure by Tenant to observe or perform any of the express or implied covenants or provisions of this Lease to be observed or performed by Tenant, other than as specified in Subparagraphs 25(a)(i) or (ii), where such failure shall continue for a period of ten (10) days after written notice thereof from Landlord to Tenant. Any such notice shall be in lieu of, and not in addition to, any notice required under Code of Civil Procedure section 1161 regarding unlawful detainer actions. If the nature of Tenant's default is such that it is reasonably capable of being cured but more than ten (10) days are required for its cure, then Tenant shall not be deemed to be in default if Tenant shall commence such cure within the ten (10) day period and thereafter diligently prosecute such cure to completion, which completion shall occur not later than sixty (60) days from the date of such notice from Landlord.

          (iv) (1) Acts of Insolvency; or (2) the attachment, execution or other judicial seizure of substantially all of Tenant's assets located at the Premises or of Tenant's interest in this Lease where such seizure is not discharged within thirty (30) days.

     (b) If any such default by Tenant occurs, in addition to any other remedies now or later available to Landlord at law or in equity, Landlord can terminate Tenant's right to possession of the Premises and terminate this Lease and all rights of Tenant under this Lease. No act by Landlord other than giving notice thereof to Tenant shall terminate this Lease. Upon termination, Landlord may recover from Tenant:

          (i) the worth at the time of award of any unpaid rent which had been earned at the time of such termination; plus

          (ii) the worth at the time of award of the amount by which the unpaid rent which would have been earned after termination until the time of award exceeds the amount of such rental loss that Tenant proves could have been reasonably avoided; plus

          (iii) the worth at the time of award of the amount by which the unpaid rent for the balance of the Term after the time of award exceeds the amount of such rental loss that Tenant proves could be reasonably avoided; plus

          (iv) any other amount necessary to compensate Landlord for all the detriment proximately caused by Tenant's failure to perform Tenant's obligations under this Lease or which in the ordinary course of things would be likely to result therefrom.

          As used in Subparagraphs 25(b)(i) and (ii), the "WORTH AT THE TIME OF AWARD" is computed by allowing interest at the Lease Interest Rate. As used in Subparagraph 25(b)(iii), the "WORTH AT THE TIME OF AWARD" is computed by discounting such amount at the discount rate of the Federal Reserve Bank of San Francisco at the time of award plus one percent (1%).

     (c) If any such default by Tenant occurs, Landlord may utilize the remedy described in California Civil Code section 1951.4 (which says landlord may continue the lease in effect after a tenant's breach and abandonment and recover rent as it becomes due, if tenant has the right to sublet or assign subject to reasonable limitations).

     (d) If an abandonment of the Premises by Tenant occurs or if Landlord elects to reenter as provided above or shall take possession of the Premises pursuant to legal proceeding or pursuant to any notice provided by law, then if Landlord does not elect to terminate this Lease as provided above, Landlord may from time to time, without terminating this Lease, either recover all rent as it becomes due or relet the Premises or any part thereof for the Term on terms and conditions as Landlord in its sole discretion may deem advisable with the right to make alterations and repairs to the Premises.

          If Landlord elects to so relet, then rentals received by Landlord from that reletting shall be applied: first, to the payment of any indebtedness other than rent due under this Lease from Tenant to Landlord; second, to the payment of any cost of such reletting; third, to the payment of the cost of any alterations and repairs to the Premises; fourth, to the payment of rent due and unpaid under this Lease; and the residue, if any, shall be held by Landlord and applied to payment of future rent as the same may become due and payable under this Lease. Should that portion of such rentals received from such reletting during any month, which is applied to the payment of rent under this Lease, be less than the rent payable during that month by Tenant under this Lease, then Tenant shall pay such deficiency to Landlord immediately upon demand therefor by Landlord. Such deficiency shall be calculated and paid monthly. Tenant shall also pay to Landlord, as soon as ascertained, any costs and expenses incurred by Landlord in such reletting or in making such alterations and repairs not covered by the rentals received from such reletting.

     (e) All rights, options and remedies of Landlord contained in this Lease shall be construed and held to be cumulative, and no one of them shall be exclusive of the other, and Landlord shall have the right to pursue any one or all of such remedies or any other remedy or relief which may be provided by law, whether or not stated in this Lease. Without limitation, Tenant acknowledges that Tenant's failure to timely comply with the requirements of Paragraphs 27, 28 and 52 may result in a lender refusing to loan Landlord funds or a buyer refusing to purchase the Building on favorable terms (or at all), causing Landlord substantial monetary damages. No waiver of any default of Tenant under this Lease shall be implied from any acceptance by Landlord of any rent or other payments due under this Lease (whether that acceptance occurs before or after (i) a default has occurred or (ii) a three-day or other notice of default has been given) or from any omission by Landlord to take any action on account of such default if such default persists or is repeated, and no express waiver shall affect defaults other than as specified in the waiver. The consent or approval of Landlord to or of any act by Tenant requiring Landlord's consent or approval shall not be deemed to waive or render unnecessary Landlord's consent or approval to or of any subsequent similar acts by Tenant.

     (f) The term "MATERIAL DEFAULT" whenever used in this Lease shall mean, without limitation, (i) the failure of Tenant to pay any monetary obligations to Landlord when due, (ii) the failure to obtain and maintain the insurance policies required under this Lease and provide Landlord with satisfactory and timely evidence thereof, (iii) Tenant's violation of any of the use restrictions under this Lease, (iv) Tenant's violation of any of the assignment and subletting restrictions under this Lease, and (v) Tenant's failure to provide estoppel certificates, non-disturbance, subordination and attornment agreements, and/or financial statements within the time required of Tenant.

26.  ASSIGNMENT AND SUBLETTING.
     -------------------------

     (a) Tenant shall not assign, encumber, or otherwise transfer (collectively, "TRANSFER") all or any part of its interest in this Lease or in the Premises or sublease all or any part of the Premises, or allow any other person or entity to occupy or use all or any part of the Premises, without obtaining Landlord's prior written consent as set forth below. Any Transfer or sublease without Landlord's prior written consent shall be voidable at Landlord's election and shall constitute a default.

     (b) If Tenant is a partnership, a withdrawal or change, in one or more transactions, of partners owning in the aggregate a fifty percent (50%) or more interest in the profits of the partnership, and, subject to Subparagraph 26(f), below, if Tenant is a corporation, any change or transfer in the aggregate of fifty percent (50%) or more of its voting stock or beneficial interest, whether in one or more transactions, shall constitute a Transfer and shall be subject to these provisions. Subject to Subparagraph 26(f), below, if Tenant is a corporation or partnership, a sale, encumbrance or other transfer of fifty percent (50%) or more of its assets in the aggregate, in one or more transactions, shall also be a Transfer under this Lease and in addition shall be void as to Landlord without Landlord's prior written consent. No consent to a Transfer or sublease shall constitute a future waiver of the provisions of this Paragraph 26.

     (c) Tenant shall notify Landlord in writing of Tenant's intent to Transfer or sublease all or part of this Lease or the Premises, the name of the proposed assignee or sublessee, information concerning the financial responsibility of the proposed assignee or sublessee and all the terms of the proposed Transfer or subletting; within thirty (30) days after receipt of all such information and all additional information requested by Landlord concerning the proposed Transfer or sublease, Landlord shall elect by notice to Tenant ("LANDLORD'S ELECTION") to do one of the following: (A) consent to such proposed Transfer or sublease; or (B) refuse such consent, which refusal shall be on reasonable grounds, which reasonable grounds shall include, without limitation, those grounds set forth in Subparagraph 26(d), below.

          As conditions to granting its consent to any Transfer or sublease, Landlord may require:

          (i) delivery to and approval by Landlord of a true copy of the fully executed instrument of Transfer or sublease, and the delivery to Landlord of an agreement executed by the transferee or sublessee in form and substance satisfactory to Landlord and expressly enforceable by Landlord, whereby the transferee or sublessee assumes and agrees to be bound by all of the terms and provisions of this Lease and to perform all of the obligations of Tenant under this Lease;

          (ii) that any sublease provide that it is subject and subordinate to this Lease and to all mortgages, that Landlord may enforce the provisions of the sublease, including collection of rent, and that in the event of termination of this Lease for any reason, including without limitation a voluntary surrender by Tenant, or in the event of any reentry or repossession of the Premises by Landlord, Landlord may, at its option, either (x) terminate the sublease or (y) take over all of the right, title and interest of Tenant, as sublessor, under such sublease, in which latter case such sublessee shall attorn to Landlord, but that nevertheless Landlord shall not (1) be liable for any previous act or omission of Tenant under such sublease, (2) be subject to any defense or offset previously accrued in favor of the sublessee against Tenant, or (3) be bound by any previous modification of any sublease made without Landlord's written consent, or by any previous prepayment by sublessee of any rent or other payments.

     (d) Landlord shall have the right to approve or disapprove any proposed assignee or subtenant. In exercising such right of approval or disapproval, Landlord shall be entitled to take into account any fact or factor which Landlord reasonably deems relevant to such decision, including but not necessarily limited to the following, all of which are agreed to be reasonable factors for Landlord's consideration:

          (i) The financial strength of the proposed assignee or subtenant, including the adequacy of its working capital to pay all expenses anticipated in connection with any proposed remodeling of the Premises.

          (ii) The proposed use of the Premises by such proposed assignee or subtenant and the compatibility of such proposed use within the quality and nature of the other uses in the Building.

          (iii) Any violation which the proposed use by such proposed assignee or subtenant would cause of any other rights granted by Landlord to other tenants of the Building.

          (iv) Any adverse impact of the proposed use of the Premises by such proposed assignee or subtenant upon the parking or other services provided for Building tenants generally.

          (v) Whether there then exists any default by Tenant pursuant to this Lease or any non-payment or non-performance by Tenant under this Lease which, with the passage of time or the giving of notice, would constitute a default under this Lease.

          (vi) The business reputation, character, history and nature of the business of the proposed assignee or subtenant.

          (vii) Whether the proposed assignee or subtenant is a person with whom Landlord has negotiated for space in the Building during the six (6) month period ending with the date Landlord receives notice of such proposed assignment or subletting.

          (viii) Whether the proposed assignee or subtenant is a governmental entity or agency.

Moreover, Landlord shall be entitled to be reasonably satisfied that each and every covenant, condition or obligation imposed upon Tenant by this Lease and each and every right, remedy or benefit afforded Landlord by this Lease is not impaired or diminished by such assignment or subletting Landlord and Tenant acknowledge that the express standards and provisions set forth in this Lease dealing with assignment and subletting, including those set forth in this subparagraph (d) have been freely negotiated and are reasonable at the date hereof taking into account Tenant's proposed use of the Premises and the nature and quality of the Building and Project. No withholding of consent by Landlord for any reason deemed sufficient by Landlord shall give rise to any claim by Tenant or any proposed assignee or subtenant or entitle Tenant to terminate this Lease, to recover contract damages or to any abatement of rent. In this connection, Tenant hereby expressly waives its rights under California Civil Code Section 1995.310.

     (e) Whether or not Landlord shall consent to a Transfer or sublease under the provisions of this Paragraph 26, (i) Tenant shall pay Landlord's reasonable processing costs and attorneys' fees incurred in determining whether or not to so consent, and (ii) Tenant shall not be relieved of any responsibility under this Lease without Landlord's express written release, which Landlord may grant or withhold in its sole, subjective discretion. If Landlord shall consent to any Transfer, Tenant shall pay to Landlord, as additional rent, fifty percent (50%) of all net sums or other consideration payable to and for the benefit of Tenant by the transferee on account of the Transfer, as and when such sums and other consideration are due and payable to or for the benefit of Tenant (or, if Landlord so requires, and without any release of Tenant's liability for the same, Tenant shall instruct the transferee to pay such sums and other consideration directly to Landlord). If in connection with any proposed sublease Tenant receives net sums or other consideration, either initially or over the term of the sublease, in excess of the rent called for under this Lease or, in case of the sublease of a portion of the Premises, in excess of such rent fairly allocable to such portion, after appropriate adjustments to assure that all other payments called for under this Lease are taken into account, Tenant shall pay to Landlord as additional rent fifty percent (50%) of the net sums or other consideration received by Tenant promptly after its receipt. As used in this paragraph, "NET SUMS OR OTHER CONSIDERATION" shall include without limitation the then fair value of any non-cash consideration and shall be calculated after first deducting reasonable costs incurred by Tenant in connection with the Transfer or sublease, including without limitation commissions payable to a broker not affiliated with Tenant, space modification costs in connection with the Transfer or sublease, reasonable legal costs, free rent concessions to the transferee or sublessee, and lease take-over costs. Landlord's waiver of or consent to any Transfer or subletting shall not relieve Tenant or any transferee or sublessee from any obligation under this Lease whether or not accrued.

     (f) Notwithstanding the provisions of Subparagraph 26(b), above, a "TRANSFER" shall not include the arms-length stock purchase or series of stock purchases by a third-party entity of fifty percent (50%) or more of Film Roman, Inc., provided any such transaction or series of transactions does not result or will not result in a reduction of the Net Worth of Tenant (as hereinafter defined) by an amount equal to or greater than twenty-five percent (25%) of the Net Worth of Tenant as of the Term Commencement Date. The "NET WORTH OF TENANT" shall be the net worth of Tenant (excluding the net worth of any guarantors) established under generally accepted accounting principles consistently applied.

     (g) Notwithstanding the foregoing provisions of this Paragraph 26, Tenant may sublease portions of the Premises without Landlord's prior consent to an entity in which Film Roman, Inc. has and maintains throughout the Term at least a fifty-one percent (51%) equity interest and daily managing and decision-making authority (an "AFFILIATE"), provided such subleases (i) do not extend beyond the Term, (ii) require the subtenant to comply with all terms and conditions of this Lease, and (iii) do not purport to release Tenant or Guarantor from any of their respective direct obligations to Landlord. Tenant shall promptly provide Landlord with written notice of any such subletting to any affiliate together with a copy of any documentation evidencing such sublease and any concurrent or subsequent amendments or modifications thereto. A Transfer to an affiliate shall not, however, require Tenant to pay Landlord the 50% of net sums or other consideration otherwise required to be paid in connection with a permitted Transfer pursuant to Subparagraph 26(e), above.

27.  SUBORDINATION.
     -------------

     Unless Landlord or any beneficiary or mortgagee with a lien on the Building or any ground lessor with respect to the Building elects otherwise as provided below in this Paragraph 27, this Lease shall be subject and subordinate at all times to the following without the necessity of any additional document being executed by Tenant for the purpose of effecting a subordination:

     (a) the lien and provisions of any mortgage, deed of trust, or declaration of covenants, conditions and restrictions which may now exist or hereafter be executed by which the Building, Project, any ground lease, or Landlord's interest or estate in any of those items, is encumbered; and

     (b) all ground leases which may now exist or hereafter be executed affecting the Building.

     Landlord, any such beneficiary or mortgagee, or any such ground lessor, shall at any time have the right to elect to subordinate or cause to be subordinated to this Lease any such liens and provisions or ground lease. Any election under this Paragraph 27 may be made by giving notice thereof to Tenant at least sixty (60) days before the election is to become effective. If any ground lease terminates for any reason or any mortgage or deed of trust is foreclosed or a conveyance in lieu of foreclosure is made for any reason, Tenant shall, at the election of any successor-in-interest to Landlord and regardless of any subordination, attorn to and become the Tenant of the successor-in-interest to Landlord. Tenant waives any right to declare this Lease terminated or otherwise ineffectual because of any such foreclosure, conveyance or ground lease termination. Tenant shall execute and deliver, upon demand by Landlord and in the form and content requested by Landlord, any additional documents evidencing the priority or subordination of this Lease and Tenant's obligation to attorn to and become the Tenant of any successor-in-interest to Landlord as provided for under this Paragraph 27. Tenant's failure to sign and return any such documents within ten (10) days of request shall constitute a material default by Tenant under this Lease and Landlord may, at Landlord's option, terminate the Lease provided written notice of such termination (which shall be in lieu of and not in addition to the notice and cure period otherwise provided for under Subparagraph 25(a)(iii)) is received by Tenant prior to Landlord's receipt of such documents. Tenant hereby irrevocably appoints Landlord as attorney-in-fact of Tenant to execute, deliver and record any such document in the name and on behalf of Tenant.

     Additionally, with respect to any ground leases, underlying leases, mortgages and/or deeds of trust affecting the Building which are executed after the date of this Lease (collectively, "FUTURE LEASES OR MORTGAGES"), Landlord and Tenant agree that as a condition precedent to the effectiveness of the subordination and attornment provisions contained in this Paragraph 27, Landlord shall obtain from any ground lessor, underlying lessor, mortgagee and/or beneficiary under Future Leases or Mortgages, as applicable, a commercially reasonable form of nondisturbance agreement which shall provide that so long as Tenant is in compliance with the terms and provisions of this Lease, Tenant's right to possession of the Premises shall not be disturbed in the event of any termination or foreclosure of any Future Leases or Mortgages, as applicable. Tenant agrees that a non-disturbance agreement in the form of attached Exhibit I
                                                                       ---------
is commercially reasonably and may be required by Landlord pursuant to this
Section 27.

28.  ESTOPPEL CERTIFICATE.
     --------------------

     (a) Within ten (10) days following any written request which Landlord may make from time to time, Tenant shall execute and deliver to Landlord a "TENANT ESTOPPEL CERTIFICATE", in a form substantially similar to the form of attached

Exhibit "E" or in any other form reasonably required by Landlord.  Landlord and
- -----------
Tenant intent that any statement delivered pursuant to this Paragraph 28 may be relied upon by any mortgagee, beneficiary, purchaser or prospective purchaser of the Building or any interest therein.

     (b) Tenant's failure to deliver such Tenant Estoppel Certificate within such time shall be conclusive upon Tenant (i) that this Lease is in full force, without modification except as may be represented by Landlord, (ii) that there are no uncured defaults in Landlord's performance, and (iii) that not more than one (1) month's rental has been paid in advance. Tenant's failure to deliver the Tenant Estoppel Certificate to Landlord within ten (10) days of receipt shall constitute a material default under this Lease and Landlord may, at Landlord's option, terminate the Lease, provided written notice of such termination (which shall be in lieu of and not in addition to the notice and cure period otherwise provided for under Subparagraph 25(a)(iii)) is received by Tenant prior to Landlord's receipt of the Tenant Estoppel Certificate.

29.  HAZARDOUS MATERIALS.
     -------------------

     (a) As used in this Lease, the following words or phrases shall have the following meanings:

          (i) "AGENTS" means Tenant's partners, officers, directors, shareholders, employees, agents, contractors and any other third parties entering upon the Project at the request or invitation of Tenant.

          (ii) "CLAIMS" means claims, liabilities, losses, actions, environmental suits, causes of action, legal or administrative proceedings, damages, fines, penalties, loss of rents, liens, judgments, costs and expenses (including, without limitation, attorneys' fees and costs of defense, and consultants', engineers' and other professionals' fees and costs).

          (iii) "HAZARDOUS" means: (A) hazardous; (B) toxic; (C) reactive; (D) corrosive; (E) ignitible; (F) carcinogenic; (G) reproductive toxic; (H) any other attribute of a Substance now or in the future referred to in, or regulated by, any Hazardous Materials Laws; and (I) potentially injurious to health, safety or welfare, the environment, the Premises, the Building or the Project.

          (iv) "HAZARDOUS MATERIALS" means any: (A) Substance which is Hazardous, regardless of whether that Substance is Hazardous by itself or in combination with any other Substance; (B) Substance which is regulated by any Hazardous Materials Laws; (C) asbestos and asbestos-containing materials; (D) urea formaldehyde; (E) radioactive substance; (F) flammable explosives; (G) petroleum, including crude oil or any fraction thereof; (H) polychlorinated biphenyls; and (I) "hazardous substances," "hazardous materials" or "hazardous wastes" under any Hazardous Materials Laws.

          (v) "HAZARDOUS MATERIALS LAWS" means: (A) any existing or future federal, state or local law, ordinance, regulation or code which protects health, safety or welfare, or the environment; (B) any existing or future administrative or legal decision interpreting any such law, ordinance, regulation or code; and (C) any common law theory which may result in Claims against Landlord, the Premises, the Building or the Project.

          (vi) "PERMITS" means any permit, authorization, license or approval required by any applicable governmental agency.

          (vii) "PROJECT" for purposes of this Paragraph 29 only, shall mean the Project, the air about the Project and the soil, surface water and ground water under the surface of the Project.

          (viii) "SUBSTANCE" means any substance, material, product, chemical, waste, contaminant or pollutant.

          (ix) "USE" means use, generate, manufacture, produce, store, release or discharge.

     (b) (i) Without limiting the generality of Paragraph 8 of this Lease, and except as provided in Paragraphs 29(b)(ii) and 29(b)(iii), Tenant covenants and agrees that Tenant and its Agents shall not bring into, maintain upon, engage in any activity involving the Use of, or Use in or about the Project, or transport to or from the Project, any Hazardous Materials. Notwithstanding the provisions of Paragraphs 29(b)(ii) or 29(b)(iii), in no event shall Tenant or its Agents release or dispose of any Hazardous Materials in, on, under or about the Project.

          (ii) Notwithstanding the provisions of Paragraph 29(b)(i), if Tenant or its Agents proposes to Use any Hazardous Materials, or to install or operate any equipment which will or may Use Hazardous Materials ("EQUIPMENT"), then Tenant shall first obtain Landlord's prior written consent, which consent may be given or reasonably withheld by Landlord (provided such Use, installation or operation is consistent with the reasonable and necessary requirements of an animation studio), within thirty (30) days of Landlord's receipt of the last of documents or information requested by Landlord as set forth in this Paragraph. Tenant's failure to receive Landlord's consent within such thirty (30) day period shall be conclusively deemed Landlord's withholding of consent. Tenant's request for Landlord's consent shall include the following documents or information: (A) a Hazardous Materials list pursuant to Paragraph 29(c) regarding the Hazardous Materials Tenant proposes to Use or Equipment Tenant proposes to install and operate; (B) reasonably satisfactory evidence that Tenant has obtained all necessary Permits to Use those Hazardous Materials or to install and operate the proposed Equipment; (C) reasonably satisfactory evidence that Tenant's Use of the Hazardous Materials or installation and operation of the Equipment shall comply with all applicable Hazardous Materials Laws, Tenant's permitted use under this Lease and all restrictive covenants encumbering the Project; (D) reasonably satisfactory evidence of Tenant's financial capability all responsibility for potential Claims associated with the Use of the Hazardous Materials or installation and operation of the Equipment; and (E) such other documents or information as Landlord may reasonably request. Landlord may, at its option, condition its consent upon any terms that Landlord, in its subjective, good faith judgment, deems necessary to protect itself, the public and the Project against potential problems, Claims arising out of Tenant's Use of Hazardous Materials or installation and operation of Equipment including, without limitation, (i) changes in the insurance provisions of the Lease, (ii) installation of equipment, fixtures or personal property or alteration of the Premises (all at Tenant's sole cost) to minimize the livelihood of a violation of Hazardous Materials Laws as a result of Tenant's Use of the Hazardous Materials or installation and operation of Equipment, or
(iii) increasing the amount of the security deposit. Neither Landlord's consent nor Tenant's obtaining any Permits shall relieve Tenant of any of its obligations pursuant to this Paragraph 29. Landlord's granting of consent to one request to Use Hazardous Materials or install and operate Equipment shall not be deemed Landlord's consent to any other such request. If Landlord grants its consent to Tenant's request, no subtenant, assignee or successor of Tenant shall have the right to Use those Hazardous Materials or install or operate that Equipment without again complying with the provisions of this Paragraph 29(b)(ii).

          (iii) Notwithstanding the provisions of Paragraphs 29(b)(i) and 29(b)(ii), Tenant may Use any Substance typically found or used in applications of the type permitted by this Lease so long as: (A) any such Substance is typically found only in such quantity as is reasonably necessary for Tenant's permitted use under Paragraph 8 of this Lease; (B) any such Substance and all equipment necessary in connection with the Substance are Used strictly in accordance with the manufacturers' instructions therefor; (C) no such Substance is released or disposed of in or about the Project; (D) any such Substance and all equipment necessary in connection with the Substance are removed from the Project and transported for Use or disposal by Tenant in compliance with any applicable Hazardous Materials Laws upon the expiration or earlier termination of this Lease; and (E) Tenant and its Agents comply with all applicable Hazardous Materials Laws.

          (iv) Tenant shall not use or install in or about the Premises any asbestos or asbestos-containing materials.

     (c) Tenant shall deliver to Landlord, within thirty (30) days after Tenant's receipt of Landlord's written request, a written list identifying any Hazardous Materials that Tenant or its Agents then Uses or has Used within the last twelve (12) month period in the Project. Each such list shall state: (i) the use or purpose of each such Hazardous Material; (ii) the approximate quantity of each such Hazardous Material Used by Tenant; (iii) such other information as Landlord may reasonably require; and (iv) Tenant's written certification that neither Tenant nor its Agents have released, discharged or disposed of any Hazardous Materials in or about the Project, or transported any Hazardous Materials to or from the Project, in violation of any applicable Hazardous Materials Laws. Landlord shall not request Tenant to deliver a Hazardous Materials list more often than once during each twelve (12) month period, unless Landlord reasonably believes that Tenant or its Agents have violated the provisions of this Paragraph 29 (in which case (A) Landlord may request such lists as often as Landlord determines is necessary until such violation is cured, and (B) Tenant shall provide such lists within ten (10) days of each of Landlord's requests, or if an emergency exists, such lists shall be immediately provided).

     (d) Tenant shall furnish to Landlord copies of all notices, claims, reports, complaints, warnings, asserted violations, documents or other communications received or delivered by Tenant, as soon as possible and in any event within five (5) days of such receipt or delivery, with respect to any actual or alleged Use, disposal or transportation of Hazardous Materials in or about the Premises, the Building or the Project. Whether or not Tenant receives any such notice, claim, report, complaint, warning, asserted violation, document or communication, Tenant shall immediately notify Landlord, orally and in writing, if Tenant or any of its Agents knows or has reasonable cause to believe that any Hazardous Materials, or a condition involving or resulting from the same, is present, in Use, has been disposed of, or transported to or from the Premises, the Building or the Project other than as previously consented to by Landlord in strict accordance with Paragraph 29(b).

     (e) Tenant acknowledges that it, and not Landlord, is in possession and control of the Premises for purposes of all reporting requirements under any Hazardous Materials Laws. If Tenant or its Agents violate any provision of this Paragraph 29, then Tenant shall immediately notify Landlord in writing and shall be obligated, at Tenant's sole cost, to abate, remediate, clean-up or remove from the Project, and dispose of, all in compliance with all applicable Hazardous Materials Laws, all Hazardous Materials Used by Tenant or its Agents. Such work shall include, but not be limited to, all testing and investigation required by Landlord, Landlord's lender and/or ground lessor, if any, and any governmental authorities having jurisdiction, and preparation and implementation of any remedial action plan required by any governmental authorities having jurisdiction. All such work shall, in each instance, be conducted to the satisfaction of Landlord and all governmental authorities having jurisdiction. If at any time Landlord determines that Tenant is not complying with the provisions of this Paragraph 29(e), then Landlord may, without prejudicing, limiting, releasing or waiving Landlord's rights under this Paragraph 29, separately undertake such work, and Tenant shall reimburse all reasonable costs incurred by Landlord upon demand.

     (f) Landlord's right of entry pursuant to Paragraph 17 shall include the right to enter and inspect the Premises to verify Tenant's compliance with, or violations of, the provisions of this Paragraph 29. Furthermore, Landlord may conduct such investigations and tests as Landlord or Landlord's lender or ground lessor may require. If Landlord determines that Tenant has violated the provisions of this Paragraph 29, or if any applicable governmental agency requires any such inspection, investigation or testing, then Tenant, in addition to its other obligations set forth in this Paragraph 29, shall immediately reimburse Landlord for all costs incurred therewith.

     (g) (i) Tenant shall indemnify, protect, defend (with legal counsel acceptable to Landlord in its subjective, good faith judgment) and hold harmless Landlord, its partners and its and their respective successors, assigns, partners, directors, officers, shareholders, employees, agents, lenders, ground lessors and attorneys, and the Project, from and against any and all Claims incurred by such indemnified persons, or any of them, in connection with, or as the result of: (A) the presence, Use or disposal of any Hazardous Materials into or about the Project by Tenant or its Agents, or the transportation of any Hazardous Materials to or from the Project, by Tenant or its Agents; (B) any injury to or death of persons or damage to or destruction of property resulting from the presence, Use or disposal of any Hazardous Materials into or about the Project by Tenant or its Agents, or the transportation of any Hazardous Materials to or from the Project, by Tenant or its Agents; (C) any violation of any Hazardous Materials Laws by Tenant or its Agents; and (D) any failure of Tenant or its Agents to observe the provisions of this Paragraph 29. Payment shall not be a condition precedent to enforcement of the foregoing indemnification provision. Tenant's obligations hereunder shall include, without limitation, and whether foreseeable or unforeseeable, all costs of any required or necessary testing, investigation, studies, reports, repair, clean-up, detoxification or decontamination of the Project due to and specifically resulting from the use of Hazardous Materials by Tenant or its Agents, and the preparation and implementation of any closure, removal, remedial action or other required plans in connection therewith, and shall survive the expiration or earlier termination of the term of this Lease. For purposes of these indemnity provisions, any acts or omissions of Tenant, its assignees, sublessee, Agents or others acting for or on behalf of Tenant (regardless of whether they are negligent, intentional, willful, or unlawful) shall be strictly attributable to Tenant.

     (h) Upon any violation of the provisions of this Paragraph 29, Landlord shall be entitled to exercise any or all remedies available to a landlord against a defaulting tenant including, but not limited to, those set forth in Paragraph 25.

     (i) By its signature to this Lease, Tenant confirms that, except for claims arising out of Landlord's covenants contained in Subparagraph 29(1), below, Landlord has not made any representation or warranty regarding the environmental condition of the Premises, the Building or the Project.

     (j) No termination, cancellation or release agreement entered into by Landlord and Tenant shall release Tenant from its obligations under this Paragraph 29 unless specifically agreed to by Landlord in writing at the time of such agreement.

     (k) Tenant's covenants and obligations under this Paragraph 29 shall also apply to any assignee or sublessee of Tenant, and to any such assignee's or sublessee's partners, officers, directors, shareholders, employees, agents, contractors and any other third parties entering upon the Project at the request or invitation of such assignee or sublessee.

     (l) Landlord hereby represents and warrants to Tenant that to Landlord's actual knowledge the Building and the Premises are not currently or as of the Second Floor South Commencement Date will not be in violation of any existing federal or state laws, ordinances or regulations relating to earthquake safety or Hazardous Materials. Landlord shall indemnify, defend and hold Tenant harmless from and against any and all claims, judgments, damages, penalties, costs, liabilities and losses (including attorneys' fees) resulting from any breach of the foregoing representation and warranty.

30.  RULES AND REGULATIONS.
     ---------------------

     Tenant shall faithfully observe and comply with the "RULES AND REGULATIONS" attached hereto as Exhibit "F", and all reasonable and nondiscriminatory
                   -----------
modifications thereof and additions thereto from time to time put into effect by Landlord. Landlord shall not be responsible to Tenant for the violation or nonperformance by any other tenant or occupant of the Building of any of the Rules and Regulations; provided, however, without Tenant or any of its Agents, affiliates, successors or assigns having any express or implicit right as third party beneficiaries to any lease or other agreement between Landlord and any other entity, Landlord shall use its commercially reasonable efforts to enforce the Rules and Regulations against any other tenant of the Building.

31.  CONFLICT OF LAWS.
     ----------------

     This Lease shall be governed by and construed pursuant to the laws of the State of California

32.  SUCCESSORS AND ASSIGNS.
     ----------------------

     Except as otherwise provided in this Lease, all of the covenants, conditions and provisions of this Lease shall be binding upon and shall inure to the benefit of the parties to this Lease and their respective heirs, personal representatives, successors and assigns.

33.  SURRENDER OF PREMISES.
     ---------------------

     The voluntary or other surrender of this Lease by Tenant, or a mutual cancellation of this Lease, shall not work a merger, and shall, at the option of Landlord, operate as an assignment to it of any or all subleases or subtenancies. Upon the expiration or termination of this Lease, Tenant shall peaceably surrender the Premises and all Tenant Improvements, alterations and additions to the Premises, broom clean the Premises, leave the Premises in good order, repair and condition (including the due completion by that expiration or termination of all repairs which Tenant is responsible for making under this Lease), reasonable wear and tear (consistent with the permitted use of the Premises) excepted, and comply with the provisions of Paragraph 14. The delivery of keys to any employee of

Landlord or to Landlord's agent or any employee thereof shall not be sufficient to constitute a termination of this Lease or a surrender of the Premises.

34.  ATTORNEYS' FEES.
     ---------------

     If any legal proceeding arises between the parties hereto in connection with this Lease, in addition to any other remedy at law or in equity sought or obtained by the prevailing party, the losing party shall pay the reasonable legal and other fees and all costs of the prevailing party incurred in connection with those proceedings.

35.  PERFORMANCE BY TENANT.
     ---------------------

     All covenants and agreements to be performed by Tenant under any of the terms of this Lease shall be performed by Tenant at Tenant's sole cost and expense and without any abatement of rent. If Tenant shall fail to pay any sum of money owed to any party other than Landlord, for which it is liable under this Lease, or if Tenant shall fail to perform any other act on its part to be performed under this Lease, Landlord may, without waiving or releasing Tenant from Tenant's obligations, but shall not be obligated to, make any such payment or perform any such other act to be mate or performed by Tenant. All sums so paid by Landlord and all necessary incidental costs incurred by Landlord together with interest thereon at the Lease Interest Rate, from the date of such payment by Landlord, shall be payable to Landlord on demand. Landlord shall have (in addition to any other right or remedy of Landlord) all rights and remedies in the event of the nonpayment thereof by Tenant as are set forth in Paragraph 25.

36.  MORTGAGEE PROTECTION.
     --------------------

     In the event of any default on the part of Landlord, Tenant will give notice by registered or certified mail to any beneficiary of a deed of trust or mortgage covering the Premises whose address shall have been furnished to Tenant, and shall offer such beneficiary or mortgagee a reasonable opportunity to cure the default, including time to obtain possession of the Premises by power of sale or a judicial foreclosure, if such should prove necessary to effect a cure.

37.  DEFINITION OF LANDLORD.
     ----------------------

     The term "LANDLORD," as used in this Lease, so far as covenants or obligations on the part of Landlord are concerned, shall be limited to mean and include only the owner or owners, at the time in question, of the fee title of the Building or the lessees under any ground lease, if any. In the event of any transfer, assignment or other conveyance or transfers of any such title, Landlord (and in case of any subsequent transfers or conveyances, the then-grantor) shall be automatically freed and relieved from and after the date of such transfer, assignment or conveyance of all liability as respects the performance of any covenants or obligations on the part of Landlord contained in this Lease thereafter to be performed, provided the transferee of such title shall have assumed and agreed to observe and perform any and all covenants and obligations of Landlord under this Lease during its ownership of the Premises. Landlord may transfer its interest in the Premises without the consent of Tenant and such transfer or subsequent transfer shall not be deemed a violation on Landlord's part of any of the terms and conditions of this Lease. With respect to any indemnity by Tenant of Landlord under this Lease, "LANDLORD" shall include, and the indemnity shall run to, Landlord and its respective partners, affiliates, shareholders, directors, officers, agents, lenders, employees, partners, successors and assigns.

38.  WAIVER.
     ------

     The waiver by Landlord of any breach of any term, covenant or condition contained in this Lease shall not be deemed to be a waiver of any subsequent breach of the same or any other term, covenant or condition contained in this Lease, nor shall any custom or practice to which the parties may have adhered in the administration of the terms of this Lease be deemed a waiver of or in any way affect the right of Landlord to insist upon the performance by Tenant in strict accordance with the terms of this Lease. The subsequent acceptance of rent under this Lease by Landlord shall not be deemed to be a waiver of any preceding breach by Tenant of any term, covenant or condition of this Lease, other than the failure of Tenant to pay the particular rent so accepted, regardless of Landlord's knowledge of such preceding breach at the time of acceptance of such rent. Other than in connection with a mutual accord and satisfaction of a dispute between Landlord and Tenant, no acceptance by Landlord of a lesser sum than the sum then due shall be deemed to be other than on account of the earliest installment of such rent or other amount due, nor shall any endorsement or statement on any check be deemed an accord and satisfaction, and Landlord may accept such check or payment without prejudice to Landlord's right to recover the balance of such installment or other amount or pursue any other remedy available to Landlord.

39.  IDENTIFICATION OF TENANT.
     ------------------------

     If more than one person signs this Lease as Tenant, the act of or notice from, or notice or refund to, or the signature of, any one or more of them with respect to this Lease shall be binding upon Tenant.

40.  PARKING.
     -------

     Unless Tenant is in default under this Lease, Tenant shall be entitled to use the number of vehicle parking spaces designated in Subparagraph 1(h). Neither Tenant nor its employees or invites shall use more parking spaces than designated in Subparagraph 1(h). If Landlord determines in its sole discretion that it is necessary for orderly and efficient parking, all or any portion of any unreserved or unassigned parking spaces may be assigned to, made available to or reserved by Landlord for other tenants or users of the Building. If Landlord has not assigned specific spaces to Tenant, neither Tenant nor its employees shall use any spaces which have been so specifically assigned by Landlord to other tenants or for other uses such as visitor parking or which have been designated by Landlord or governmental entities as being restricted to certain uses.

     (a) Tenant shall not permit or allow any vehicles that belong to or are controlled by Tenant or Tenant's employees, suppliers, shippers, contractors, customers or invitees to be loaded, unloaded or parked in areas other than those designated by Landlord for such activities.

     (b) If Tenant permits or allows any of the prohibited activities described in this Paragraph 40, then Landlord shall have the right, without notice, in addition to such other rights and remedies that it may have, to remove, tow away, and/or impound the vehicle involved and charge the cost to Tenant, which cost shall be immediately payable upon demand by Landlord with interest thereon at the Lease Interest Rate from the date Landlord incurs that cost.

     (c) Landlord shall provide in-common visitor parking to be used by all tenants of the Building, which shall be free of charge to visitors of Tenant and which shall be located within parking lot, as depicted on attached Exhibit A-4.
                                                                   -----------

     (d) The use by Tenant, its employees and invitees, of the parking facilities of the Building shall be on the additional terms and conditions set forth in attached Exhibit "G", and shall be subject to such other agreement
                  -----------
between Landlord and Tenant as may hereinafter be established.

41.  FORCE MAJEURE.
     -------------

          Landlord shall have no liability whatsoever to Tenant on account of
(a) the inability of Landlord to fulfill, or delay in fulfilling, any of Landlord's obligations under this Lease, the Work Letter Agreement, or any other Lease attachment by reason of strike, other labor trouble, inability to secure materials, supplies, equipment, machinery or labor through ordinary sources, delays in the procurement of required governmental permits and/or licenses, delays caused by insurance adjusters' determination of loss and issuance of insurance proceeds, governmental preemption or priorities or other controls in connection with a national or other public emergency, or shortages of fuel, supplies or labor resulting therefrom, fire, storm, flood, inclement weather, earthquake, hurricane, explosion or any other cause, whether similar or dissimilar to the above, beyond Landlord's reasonable control (each, a "FORCE MAJEURE EVENT"); or (b) any failure or defect in the supply, quantity or character of electricity or water furnished to the Premises, by reason of any requirement, act or omission of the public utility or others furnishing the Building with electricity or water, or for any other Force Majeure Event. The foregoing is subject to Subparagraph 15(d), above and Subparagraph 18(b), above. If this Lease or any Exhibit or Work Letter Agreement specifies a time period for performance of an obligation of Landlord, that time period shall be extended by the period of any delay in Landlord's performance caused by any Force Majeure Event. Similarly, other than with respect to the payment of any monetary obligations under this Lease (the time for payment of which shall not be extended in any manner by this Paragraph 41 or otherwise), Tenant shall have no liability whatsoever to Landlord on account of the inability of Tenant to fulfill, or delay in fulfilling, any of Tenant's obligations under this Lease, the Work Letter Agreement, or any other Lease attachment by reason of a Force Majeure Event, and the time period for Tenant's performance shall be extended by the period of time of any delay caused by a Force Majeure Event.

42.  TERMS, HEADINGS AND CONSTRUCTION.
     --------------------------------

     The title and paragraph headings are not a part of this Lease and shall have no effect upon the construction or interpretation of any part of this Lease. Unless stated otherwise, references to paragraphs and subparagraphs are to those in this Lease. This Lease shall be strictly construed neither against Landlord nor Tenant.

43.  NO OFFER.
     --------

     Submission of this instrument for examination or signature by Tenant does not constitute a reservation of the Premises, offer, or option for lease, and it is not effective as a lease or otherwise until execution by and delivery to both Landlord and Tenant.

44.  TIME.
     ----

     Time is of the essence with respect to the performance of every provision of this Lease in which time of performance is a factor, including specifically and without limitation, Tenant's obligation to make any payments, give any notices and timely perform under the Work Letter Agreement.

45.  PRIOR AGREEMENT; AMENDMENTS.
     ---------------------------

     This Lease contains all of the agreements of the parties hereto with respect to any matter covered or mentioned in this Lease, and no prior agreements or understanding or letter or proposal pertaining to any such matters shall be effective for any purpose. No provisions of this Lease may be amended or added to, whether by conduct, oral or written communication, or otherwise, except by an agreement in writing signed by the parties hereto or their respective successors-in-interest. No other provision of this Lease shall modify the effect of this paragraph.

46.  SEVERABILITY.
     ------------

     Any provision of this Lease which shall prove to be invalid, void or illegal shall in no way affect, impair or invalidate any other provision of this Lease, and such other provisions shall remain in full force.

47.  RECORDING.
     ---------

     Neither this Lease nor a short form memorandum of this Lease shall be recorded.

48.  LIMITATION ON LIABILITY.
     -----------------------

     In consideration of the benefits accruing under this Lease, Tenant and all successors and assigns agree that, in the event of any actual or alleged failure, breach or default under this Lease by Landlord: (a) the sole and exclusive remedy shall be against the Landlord's interest in the Building (including Landlord's interests from any rent derived therefrom, any insurance or condemnation proceeds therefrom payable to Landlord, and, in the event of a sale of the Building, the net sales proceeds derived therefrom); (b) no partner of Landlord shall be named as a party in any suit or proceeding (except as may be necessary to secure jurisdiction of the partnership, if applicable); (c) no partner of Landlord shall be required to answer or otherwise plead to any service of process; (d) no judgment will be taken against any partner of Landlord (if applicable); (e) no writ of execution will ever be levied against the assets of any partner of Landlord; and (f) the obligations of Landlord under this Lease do not constitute personal obligations of the individual partners, directors, officers or shareholders of Landlord, and Tenant shall not seek recourse against the individual partners, directors, officers or shareholders of Landlord or any of their personal assets for satisfaction of any liability in respect to this Lease.

49.  TRAFFIC IMPACT.
     --------------

     Tenant acknowledges that traffic control and flow is a major concern of the County of Los Angeles and the City of Los Angeles, of Landlord, and of each tenant in the Building and surrounding buildings. Therefore, Tenant agrees that Tenant and its employees, invitees, and contractors shall comply with the provisions of Exhibit "G" (Traffic and Parking Rules and Regulations).
              -----------

50.  MODIFICATION FOR LENDER OR GOVERNMENT.
     -------------------------------------

     If, in connection with obtaining construction, interim or permanent financing or refinancing for the Building or all or part of the Project, a lender shall request reasonable modifications in this Lease as a condition to such financing, Tenant will not unreasonably withhold, delay or defer its consent thereto, provided that such modifications do not increase the obligations of Tenant under this Lease or materially adversely affect the leasehold interest hereby created or Tenant's rights under this Lease. In addition, the parties agree to promptly sign all documents reasonably required by any governmental agency from time to time in connection with the Premises, provided that those documents do not materially adversely affect the rights or obligations of the parties under this Lease.

51.  FINANCIAL STATEMENTS.
     --------------------

     When reasonably requested by Landlord, Tenant shall, upon ten (10) business days notice from Landlord, provide Landlord with a current financial statement and financial statements of the two (2) years prior to the current financial statement year. Such statement(s) shall be maintained in confidence by Landlord and shall be prepared in accordance with generally accepted accounting principles and, if such is the normal practice of Tenant, shall be audited by an independent certified public accountant. The above ten business days notice is the only notice Landlord is required to give Tenant in connection with Tenant's financial statements and shall be in lieu of and not in addition to the notice and cure period otherwise provided for under Subparagraph 25(a)(iii). Tenant's failure to comply with its obligations under this Paragraph 51 shall constitute a material default under this Lease.

52.  QUIET ENJOYMENT.
     ---------------

     Landlord covenants that upon Tenant paying the rent required under this Lease and paying all other charges and performing all of the covenants and provisions on Tenant's part to be observed and performed under this Lease, Tenant shall and may peaceably and quietly have, hold and enjoy the Premises in accordance with this Lease.

53.  TENANT'S SIGNS.
     --------------

     (a) Tenant may, at its sole cost and expense, place its signs displaying its logo and graphics on the entrance doors to the Premises and in Landlord designated locations in the hallways or elevator lobbies on half-floors wholly leased by Tenant. On partial floors leased by Tenant, Tenant, at its sole cost and expense, may place its signs on entrance doors to the Premises, provided the number, size, color, style, material and location of such signs shall be subject to Landlord's prior consent, which shall not be unreasonably withheld, and Landlord shall place directional signs to the Premises, at Tenant's expense, at a location determined by Landlord.

     (b) Landlord at its own cost and expense shall place a directory board in the Building lobby. Landlord shall cause Tenant's name to be affixed thereto, at Tenant's cost.

     (c) Unless specifically set forth to the contrary in an addendum or a Lease Rider to this Lease, Tenant shall not place any sign on the exterior of the Building, or within the Building if such sign may be seen from outside of the Building or on any Building sign monument or other device constructed for the placement of tenant signs.

     (d) All Tenant signs installed by Landlord or Tenant shall comply with all applicable requirements of all governmental authorities having jurisdiction and shall be installed in a good and workmanlike manner. Such signs shall be maintained and kept in good repair at Tenant's sole cost and expense, and, on expiration or earlier termination of the Term, removed at Tenant's sole cost and expense.

54.  TRAFFIC AND ENERGY MANAGEMENT.
     -----------------------------

     (a) Tenant and its employees shall comply with Air Quality Management District Regulation 15 and any other environmental regulation and/or program now or hereafter applicable to the Project. Landlord and Tenant agree to cooperate and use their best efforts to participate in governmentally mandated and voluntary traffic management programs generally applicable to businesses located in Los Angeles, California or to the Project and, initially, shall encourage and support van and car pooling by office workers and service employees and shall encourage and support staggered and flexible working hours for employees to the fullest extent permitted by the requirements of Tenant's business. Neither this Paragraph nor any other provision in this Lease, however, is intended to or shall create any rights or benefits in any other person, firm, company, governmental entity or the public.

     (b) Landlord and Tenant agree to cooperate and use their best efforts to comply with any and all guidelines or controls imposed upon either Landlord or Tenant by federal or state governmental organizations or by any energy conservation association to which Landlord is a party concerning energy management.

     (c) All costs, fees and assessments and other charges paid by Landlord to any governmental authority or voluntary association in connection with any program of the types described in this Paragraph, and all costs and fees paid by Landlord to any governmental authority, voluntary association or third party pursuant to or to implement any such program, shall be included in Operating Expenses, whether or not specifically listed in such Paragraph. Any breach by Tenant of any of its covenants in this Paragraph 54 may result in penalties or fees being assessed against Landlord or the Project. These penalties or fees shall not be part of Operating Expenses but instead shall be payable by Tenant on demand of Landlord.

55.  NO LIGHT, AIR OR VIEW EASEMENT.
     ------------------------------

     Any diminution or shutting off of light, air or view by any structure which may be erected on lands adjacent to the Project shall in no way affect this Lease, abate any payment owed by Tenant under the Lease, or otherwise impose any liability on Landlord.

56.  TENANT AS CORPORATION OR PARTNERSHIP.
     ------------------------------------

     If Tenant executes this Lease as a corporation, then Tenant and the persons executing this Lease on behalf of Tenant represent and warrant that the individuals executing this Lease on Tenant's behalf are duly authorized to execute and deliver this Lease on its behalf in accordance with a duly adopted resolution of the board of directors of Tenant, a copy of which is to be delivered to Landlord on execution of this Lease, and in accordance with the by-laws of Tenant and that this Lease is binding upon Tenant in accordance with its terms. If Tenant executes this Lease as a partnership, (a) each general partner shall be jointly and severally liable for keeping, observing and performing all the provisions of this Lease to be kept, observed or performed by Tenant and (b) the term "Tenant" shall mean and include each general partner jointly and severally and the act of or notice from, or notice or refund to, or the signature of, any one or more of them with respect to this Lease shall be binding on Tenant and each and all of the general partners of Tenant with the same effect as if each of them had so acted or so given or received such notice or refund or so signed. Dissolution of any partnership which is a Tenant under this Lease shall be deemed to be an assignment jointly to all of the partners, who shall thereafter be subject to the terms of this Lease as if each such former partners had initially signed this Lease as individuals.

57.  [INTENTIONALLY OMITTED].

58.  COUNTERPARTS.
     ------------

     This Lease may be executed in several counterparts, each of which shall be deemed an original, but all of which shall constitute one and the same instrument.

59.  ARBITRATION OF DISPUTES.
     -----------------------

     The provisions of this Paragraph 59 shall apply only to the extent this Lease expressly mandates or permits the use of arbitration for the resolution of a specified dispute (an "ARBITRATED DISPUTE"). Under no circumstances shall these or any other arbitration procedures apply in the event of a default by Tenant under this Lease.

     Landlord and Tenant hereby agree that any Arbitrated Dispute shall be settled by arbitration before the Judicial Arbitration and Mediation Service (the "SERVICE"), located at 350 South Figueroa, Suite 990, Los Angeles, California 90071, in accordance with the usual procedures of the Service, subject to the following provisions:

     (a) The party seeking arbitration of the Arbitrated Dispute shall deliver a written Notice of Demand to Resolve Dispute (the "DEMAND") to the other party and to the Service. The Demand shall include a brief statement of the demanding party's claim, the amount thereof, and the name of the proposed retired judge from the Service to decide the dispute ("ARBITRATOR"). Within ten (10) business days after receipt of the Demand, the other party shall deliver a written response to the demanding party and the Service. Such response shall include a short and plain statement of the non-demanding party's defenses to the claim and shall also state whether such party agrees to the Arbitrator chosen by the demanding party. In the event the parties cannot agree upon an arbitrator, then the Service shall select and name an arbitrator to conduct the hearings.

     (b) The venue of the arbitration shall be in Los Angeles County, California.

     (c) In the event the Service is no longer in business and there is no comparable successor, then the parties shall agree upon another Arbitrator. If the parties cannot agree upon another Arbitrator, then a single neutral arbitrator shall be appointed pursuant to Section 1281.6 of the California Code of Civil Procedure.

     (d) The parties shall be entitled to full rights of discovery as set forth in the California Code of Civil Procedure for civil actions tried in the Superior Courts of the State of California, with the following limitations:

          (i) Discovery shall be limited to special interrogatories, document requests and depositions;

          (ii) All document requests shall be noticed by hand-delivered written notice delivered not later than ten (10) business days after delivery of the Demand (the "NOTICE DATE"), and all other discovery requests shall be made within twenty (20) business days after delivery of the Demand;

          (iii) Neither party shall have the right to take any discovery that is not noticed on or before the Notice Date;

          (iv) Each side will be limited to one (1) set of special interrogatories that will each be limited to twenty (20) single questions;

          (v) Each side will be limited in an aggregate to eight (8) hours of depositions;

          (vi) Each side will be limited to one (1) document production request that will be limited collectively to ten (10) requests for specific documents and categories of documents. Any request for categories of documents shall describe each such category with reasonable particularity;

          (vii) All discovery shall be completed within twenty (20) business days before the hearing;

          (viii) Any motion before the Service with regard to discovery responses shall be brought within five (5) business days after service of the document request response, interrogatory response or the deposition; and

          (ix) At least ten (10) business days before the scheduled hearing, each side shall serve upon the other a written list of all witnesses and exhibits and a complete legible set of all such exhibits. Any witnesses and exhibits not so disclosed shall be precluded at the hearing.

     (e) The Arbitrator shall have all the legal and equitable powers of a Superior Court judge and shall follow the substantive laws of the State of California, including rules of evidence. The Arbitrator shall not consider anything outside the record unless notice is given to all parties with the opportunity to respond to such matters. The decision of the Arbitrator shall be final and binding upon the parties, and shall not be subject to writ or appeal.

     (f) The costs of the arbitration shall be shared equally between the parties; provided, however, that such costs, along with all other costs and expenses, including reasonable attorneys' fees, shall be subject to award, in full or in part, by the Arbitrator, in the Arbitrator's discretion, to the prevailing party. Unless the Arbitrator so awards attorneys' fees, each party shall be responsible for its own attorneys' fees.

     (g) To the extent possible, the arbitration hearing shall be conducted on consecutive days, excluding Saturdays, Sundays and holidays, until the completion of the case. The Arbitrator shall conclude all proceedings within three (3) months of the service of the Demand.

     (h) In connection with any arbitration proceedings commenced hereunder, any party shall have the right to join any third parties in such proceedings in order to resolve any other disputes, the facts of which are related to the matters submitted for arbitration hereunder.

60.  ADDENDA.
     -------

          The attached Lease Addendum, Exhibits A through H, inclusive, and Lease Rider Nos. 1 through 6, inclusive, are incorporated herein by reference. To the extent of any inconsistency between any terms in the Exhibits (other than the Work Letter Agreement) and any terms in this Lease, the terms of this Lease shall control. In the event of any inconsistency between the terms of any Lease Rider and the terms of this Lease, the terms of the Lease Rider shall control. To the extent of any inconsistency between the terms of the Lease Addendum and the terms of this Lease, terms of the Lease Addendum shall control.

          THEREFORE, the parties have executed this Lease as of the date first written above.

PATRICIAN ASSOCIATES, INC.,            TENANT:
a California corporation
                                       FILM ROMAN, INC., a California
                                       corporation


By:  /s/  Timothy E. Minton
   --------------------------------    By:  Phil Roman
   Its:  Vice President & Secretary       --------------------------------
       ----------------------------       Its:  President
                                              ----------------------------


By:  /s/  Ronald B. Franklin
   --------------------------------    By:
   Its:  Vice President                   --------------------------------
       ----------------------------       Its:
                                              ----------------------------


THE ROCK GROUP, a California general
partnership


By:  /s/  John O. Lewis
   --------------------------------
   John O. Lewis, a sole proprietorship,
   d.b.a. The Lewis Company, general
   partner


By:  Laurel Canyon Partners, a California
general partnership, general partner



   By:  /s/  J.O. Ottmans
      --------------------------------
      J.O. Ottmans II, general partner



   By:  /s/  Basil C. Johnson
      --------------------------------
      Basil C. Johnson, general partner




                    Date of Lease Execution:  June 30, 1994

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